Exhibit 10.1

SENIOR SECURED SUPER-PRIORITY

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

Dated as of November 17, 2020
among

GULFPORT ENERGY CORPORATION,
as Borrower,

THE BANK OF NOVA SCOTIA,
as Administrative Agent

and

The Lenders Party Hereto

THE BANK OF NOVA SCOTIA

as Lead Arranger and Bookrunner

i

ARTICLE VI. REPRESENTATIONS AND WARRANTIES		62

6.01.	Existence, Qualification and Power	62
6.02.	Authorization; No Contravention	62
6.03.	Governmental Authorization; Other Consents	63
6.04.	Binding Effect	63
6.05.	Financial Statements; No Material Adverse Effect	63
6.06.	Litigation	63
6.07.	No Default	64
6.08.	Ownership of Property; Liens	64
6.09.	Environmental Compliance	64
6.10.	Insurance	64
6.11.	Taxes	64
6.12.	ERISA Compliance	64
6.13.	Subsidiaries	65
6.14.	Margin Regulations; Investment Company Act	65
6.15.	Disclosure	65
6.16.	Compliance with Laws	65
6.17.	Intellectual Property; Licenses, Etc.	66
6.18.	Rights in Collateral; Priority of Liens	66
6.19.	Concerning the Collateral	66
6.20.	Swap Contracts	66
6.21.	Engineering Reports	66
6.22.	Gas Balancing Agreements and Advance Payment Contracts	67
6.23.	Warranties and Collateral Documents	67
6.24.	Tax Shelter Regulations	67
6.25.	Anti-Corruption Laws and Sanctions	67
6.26.	Accounts	67
6.27.	Marketing of Production	67
6.28.	Affected Financial Institution	67
6.29.	DIP Order	68

ARTICLE VII. AFFIRMATIVE COVENANTS		68

7.01.	Financial Statements	68
7.02.	Certificates; Other Information	68
7.03.	Notices	70
7.04.	Payment of Obligations	71
7.05.	Preservation of Existence, Etc.	71
7.06.	Maintenance of Properties	72
7.07.	Maintenance of Insurance	72
7.08.	Compliance with Laws	72
7.09.	Books and Records	72
7.10.	Inspection Rights	72
7.11.	Use of Proceeds	73
7.12.	[Reserved]	73
7.13.	Title Data	73
7.14.	[Reserved]	73
7.15.	Collateral	73
7.16.	Further Assurances	73
7.17.	Commodity Exchange Act Keepwell Provisions	73

7.18.	Unrestricted Subsidiaries	74
7.19.	Carve-Out	74
7.20.	Cash Management	74
7.21.	Chapter 11 Milestones	74
7.22.	Marketing Activities	74
7.23.	Swap Contracts	75
7.24.	Restructuring Support Agreement	75

ARTICLE VIII. NEGATIVE COVENANTS		75

8.01.	Liens	75
8.02.	Investments	77
8.03.	Indebtedness	79
8.04.	Fundamental Changes	80
8.05.	Dispositions	80
8.06.	Restricted Payments	81
8.07.	Change of Operator	81
8.08.	Letters of Credit	81
8.09.	Swap Contracts	81
8.10.	Change in Nature of Business	83
8.11.	Transactions with Affiliates	83
8.12.	Burdensome Agreements	83
8.13.	Use of Proceeds	83
8.14.	Gas Balancing Agreements and Advance Payment Contracts	83
8.15.	Accounting Changes	84
8.16.	Cash Management	84
8.17.	Unrestricted Subsidiaries	84
8.18.	Limitation on Modification and Prepayment of Indebtedness	84
8.19.	Key Employee Plans	84
8.20.	Superpriority Claims and Bankruptcy Orders	84
8.21.	Variance Covenant	85
8.22.	Capital Expenditures	85
8.23.	Subsidiaries	85

ARTICLE IX. EVENTS OF DEFAULT AND REMEDIES		85

9.01.	Events of Default	85
9.02.	Remedies Upon Event of Default	88
9.03.	Application of Funds	89

ARTICLE X. ADMINISTRATIVE AGENT		90

10.01.	Appointment and Authorization of Administrative Agent	90
10.02.	Rights as a Lender	90
10.03.	Exculpatory Provisions	90
10.04.	Reliance by Administrative Agent	91
10.05.	Delegation of Duties	92
10.06.	Resignation of Agent	92
10.07.	Non-Reliance on Agent and Other Lenders	93
10.08.	No Other Duties, Etc.	93
10.09.	Administrative Agent May File Proofs of Claim	93

10.10.	Collateral and Guarantor Matters	94
10.11.	Cash Management Agreements and Swap Contracts	96
10.12.	Certain ERISA Matters	96

ARTICLE XI. MISCELLANEOUS		97

11.01.	Amendments, Etc.	97
11.02.	Notices; Effectiveness; Electronic Communications	99
11.03.	No Waiver; Cumulative Remedies; Enforcement	101
11.04.	Expenses; Indemnity; Damage Waiver	101
11.05.	Payments Set Aside	103
11.06.	Successors and Assigns	103
11.07.	Treatment of Certain Information; Confidentiality	107
11.08.	Right of Setoff	107
11.09.	Interest Rate Limitation	108
11.10.	Counterparts; Integration; Effectiveness	108
11.11.	Survival of Representations and Warranties	108
11.12.	Severability	109
11.13.	Legal Representation of Agent	109
11.14.	Replacement of Lenders	109
11.15.	Governing Law; Jurisdiction; Etc.	110
11.16.	Waiver of Right to Trial by Jury	110
11.17.	USA PATRIOT Act Notice	111
11.18.	No Advisory or Fiduciary Responsibility	111
11.19.	Electronic Execution of Assignments	111
11.20.	Concerning Swap Contracts	111
11.21.	Concerning Cash Management Agreements	112
11.22.	Time of the Essence	112
11.23.	Entire Agreement	112
11.24.	Excluded Swap Obligations	112
11.25.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	112
11.26.	Acknowledgement Regarding Any Supported QFCs	113
11.27.	Cashless Settlement	113

SCHEDULES

1.01	Designated Investment Entities
2.01(a)	Roll-Up
2.01(b)	Commitments and Applicable Percentages
6.13	Subsidiaries and Other Equity Investments
6.20	Existing Swap Contracts
6.26	Accounts
6.27	Marketing of Production
7.21	Chapter 11 Milestones
8.01	Existing Liens
8.02	Investments in Designated Investment Entities
8.03	Existing Indebtedness
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of
A	Loan Notice
B	Note
C	Compliance Certificate
D	Assignment and Assumption
E	Interim Order
F	[Reserved]
G	[Reserved]
H	[Reserved]
I	[Reserved]
J	[Reserved]
K-1	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
K-2	U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
K-3	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
K-4	U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

v

THIS SENIOR SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of November 17, 2020, among GULFPORT ENERGY CORPORATION, a Delaware corporation (“Borrower”), as debtor and debtor-in-possession, each Lender from time to time party hereto and THE BANK OF NOVA SCOTIA, as Administrative Agent, L/C Issuer and sole lead arranger and sole bookrunner.

R E C I T A L S

A. WHEREAS, the Borrower, the Administrative Agent and certain lenders have previously entered into that certain Amended and Restated Credit Agreement, dated as of December 27, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Petition Date, the “Prepetition Credit Agreement”);

B. WHEREAS, on November 13, 2020 (the “Petition Date”), the Loan Parties and certain of their respective Subsidiaries (in such capacity, each a “Debtor” and collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 (collectively, the “Chapter 11 Cases”) of Title 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). The Debtors are continuing in the possession of their assets and continuing to operate their businesses and managing their properties as debtors and debtors-in-possession under Sections 1107(a) and 1108 of the Bankruptcy Code;

C. WHEREAS, the Borrower has requested that the Lenders provide a senior secured super-priority debtor-in-possession revolving credit facility in an aggregate principal amount of up to $262,500,000 (the “DIP Facility”) in commitments and loans from the Lenders, which shall consist of (1) $105,000,000 (the “New Money Facility”) which the Borrower shall be permitted to draw subject to the terms and conditions set forth herein and (2) subject to the entry of the Final Order only, $157,500,000 to roll up a portion of the existing outstanding obligations under the Prepetition Credit Agreement (the “Roll-Up Facility”), in each case to be afforded the liens and priority set forth in the DIP Order and as set forth in the other Loan Documents and to be used during the Chapter 11 Cases for the purposes set forth in Section 8.13, and which DIP Facility shall be available for borrowings and other extensions of credit as of the Interim Facility Effective Date, subject in all respects to the terms set out herein and in the other Loan Documents; and

D. WHEREAS, by execution and delivery of this Agreement and the other Loan Documents, the Guarantors, as applicable, agree to guarantee the Obligations and the Borrower and each Guarantor agrees to secure all of the Obligations by granting to the Administrative Agent for the benefit of the Secured Parties, a lien and security interest in respect of, and on, substantially all of such Loan Party’s respective assets, in each case, on and subject to the terms and priorities set forth in the DIP Order and the other Loan Documents.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS

1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Hedge Transactions” means, (a) with respect to Swap Contracts entered into for calendar year 2021, Swap Contracts covering identical volumes of natural gas and identical months with strike prices at the prevailing strip price quoted on the New York Mercantile Exchange (“NYMEX Strip”) and (b) with respect to Swap Contracts entered into for calendar year 2022 and 2023, (i) Swap Contracts covering identical volumes of natural gas and identical months with strike prices at NYMEX Strip, (ii) deferred premium purchased puts for volumes of natural gas with a strike price not less than 10% below NYMEX Strip or (iii) collars covering identical volumes of natural gas and identical months with strike prices establishing a floor no lower than the lesser of (x) the most recent price deck established by the Agent in accordance with its customary lending criteria with respect to natural gas for the applicable month and (y) a price not less than 10% below NYMEX Strip.

CREDIT AGREEMENT – Page 1

“Adequate Protection Liens” means the “First Lien Adequate Protection Liens” as defined in the DIP Order.

“Administrative Agent” or “Agent” means Scotiabank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as Agent may from time to time notify Borrower and Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Agent.

“Advance Payment Contract” means any contract whereby any Loan Party either receives or becomes entitled to receive (either directly or indirectly) any payment (an “Advance Payment”) to be applied toward payment of the purchase price of hydrocarbons produced or to be produced from Mineral Interests owned by any Loan Party and which Advance Payment is paid or to be paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production; provided that inclusion of the standard “take or pay” provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all Lenders.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Anti-Corruption Laws” means all state or federal laws, rules, and regulations applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including the FCPA.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time. If the Commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or otherwise or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01(b) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

CREDIT AGREEMENT – Page 2

“Applicable Rate” means, from time to time, with respect to any Loan that is (a) a Eurodollar Rate Loan, 4.50% per annum and (b) a Base Rate Loan, 3.50% per annum.

“Applicable Usury Laws” has the meaning set forth in Section 11.09 hereof.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Plan of Reorganization” has the meaning set forth on Schedule 7.21 hereto.

“Arranger” means Scotiabank, in its capacity as lead arranger and bookrunner.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by Agent, in substantially the form of Exhibit D or any other form approved by Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of Borrower and its Subsidiaries for the fiscal year ended December 31, 2019, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Borrower and its Subsidiaries, including the notes thereto.

“Available Funds” means, as of any date of determination, the amount by which the Effective Commitments on such date exceed the Total New Money Outstandings of all Lenders on such date.

“Availability Period” means the period from the Interim Facility Effective Date to but excluding the earliest of (a) the Termination Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

“Avoidance Actions” has the meaning specified in the DIP Order.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

CREDIT AGREEMENT – Page 3

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” has the meaning specified in the recitals hereto.

“Bankruptcy Court” has the meaning specified in the recitals hereto.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Agent as its “prime rate,” and (c) the Eurodollar Rate for an Interest Period of one month plus 1.00%. The “prime rate” is a rate set by Agent based upon various factors including Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Federal Funds Rate, the prime rate or the Eurodollar Rate for a period of one month shall be effective on the effective date of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by Agent and Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurodollar Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than one percent (1.0%) per annum, the Benchmark Replacement will be deemed to be one percent (1.0%) per annum for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the Eurodollar Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Agent and Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that Agent reasonably decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Agent reasonably decides is necessary in connection with the administration of this Agreement).

CREDIT AGREEMENT – Page 4

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Eurodollar Rate: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Eurodollar Rate permanently or indefinitely ceases to provide the Eurodollar Rate; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Eurodollar Rate: (1) a public statement or publication of information by or on behalf of the administrator of the Eurodollar Rate announcing that such administrator has ceased or will cease to provide the Eurodollar Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Rate; (2) a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Eurodollar Rate, a resolution authority with jurisdiction over the administrator for the Eurodollar Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Eurodollar Rate, which states that the administrator of the Eurodollar Rate has ceased or will cease to provide the Eurodollar Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Rate; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Rate announcing that the Eurodollar Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Agent or the Required Lenders, as applicable, and agreed to by Borrower by notice to Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Eurodollar Rate and solely to the extent that the Eurodollar Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder in accordance with Section 3.07 and (y) ending at the time that a Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder pursuant to Section 3.07.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefiting Guarantor” means a Guarantor for which funds or other support are necessary for such Guarantor to constitute an Eligible Contract Participant.

CREDIT AGREEMENT – Page 5

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Account” has the meaning specified in Section 2.11(a)(ii).

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Budget” has the meaning assigned to the term “Approved Budget” in the DIP Order.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Carve-Out” has the meaning assigned to such term in the DIP Order.

“Carve-Out Accounts” means the “Pre-Carve Out Trigger Notice Reserve” and “Post-Carve Out Trigger Notice Reserve,” as such terms are defined in the DIP Order.

“Cash Collateralize” means, in respect of any obligation, the provision, and pledge (as a security interest with the priority set forth in the DIP Order) of, cash collateral in Dollars, at a location and pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a corresponding meaning.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depositing, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Obligations” means all obligations, indebtedness, and liabilities of Borrower and any Restricted Subsidiary arising under any Secured Cash Management Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and other amounts that accrue after the commencement by or against Borrower or any Restricted Subsidiary of any proceeding under any Debtor Relief Law naming the Borrower or such Restricted Subsidiary as the debtor in such proceeding, regardless of whether such interest, fees or other amounts are allowed claims in such proceeding.

“Cash Management Order” means one or more orders of the Bankruptcy Court, including any interim and/or final orders, entered in the Chapter 11 Cases, together with all extensions, modifications and amendments thereto, in form and substance reasonably satisfactory to the Administrative Agent, which, among other matters, authorizes the Debtors to maintain their existing cash management system in compliance with this Agreement and the DIP Orders.

“Cash Management Party” means any Person that is a Lender or an Affiliate of a Lender and is a party to a Cash Management Agreement with Borrower or any Restricted Subsidiary.

CREDIT AGREEMENT – Page 6

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means (i) with respect to any Loan Party other than Borrower, an event or series of events by which Borrower ceases to Control such Loan Party, and (ii) with respect to Borrower, any event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than one or more Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 40% or more of the voting power of the Equity Interests of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) any Person or two or more Persons (other than Permitted Holders) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of such Person, or control over the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such Person(s) or group has the right to acquire pursuant to any option right) representing 40% or more of the combined voting power of such securities.

“Chapter 11 Cases” has the meaning specified in the recitals hereto.

“Chapter 11 Milestones” has the meaning set forth on Schedule 7.21 hereto.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means all property of any kind which is subject to a Lien in favor of Administrative Agent on behalf of the Secured Parties to secure the Obligations or which under the terms of any Loan Document is purported to be subject to such Lien, which includes, for the avoidance of doubt, all existing (whether pre- or post-petition) and after-acquired, tangible and intangible, personal and real property and assets of each of the Loan Parties and any proceeds thereof (including, subject to entry of the Final Order, proceeds of any Avoidance Action); provided that the Avoidance Actions themselves shall not be Collateral; provided further that the Collateral shall not include any lease or other real property right of any Loan Party solely to the extent such lease or other real property right is not an Oil and Gas Property and the granting of any liens thereto or thereon would constitute (a) an abandonment, invalidation, or unenforceability of any material right of ownership or title of any Loan Party, or (b) a material breach or termination pursuant to the terms of, or a material default under, any such lease or document governing any other real property right pursuant to any provision thereof, unless in the case of each of the forgoing clauses (a) and (b), the applicable provision is rendered ineffective by applicable non-bankruptcy law or the Bankruptcy Code.

CREDIT AGREEMENT – Page 7

“Collateral Documents” means, collectively, each collateral agreement, the DIP Order, all Mortgages, pledge agreements, collateral assignments and other collateral documents covering the Mineral Interests of each Loan Party, the Equity Interests of each Restricted Subsidiary owned by a Loan Party, other personal property, equipment, oil and gas inventory or Collateral of the Loan Parties or proceeds of any of the foregoing in connection with, or as security for, the payment or performance of the Obligations, this Agreement or reimbursement obligations under any Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Commitment” means, as to each Lender at any time, its commitment to (a) make New Money Loans to Borrower pursuant to Section 2.01(b), and (b) purchase participations in L/C Obligations, in an aggregate principal amount equal to such Lender’s Applicable Percentage, as such commitment may be (i) reduced or terminated from time to time pursuant to Section 2.05, (ii) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 11.05(b) or otherwise, and (iii) terminated in accordance with Section 9.02 or otherwise in accordance with the terms of this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Construction Collateral” has the meaning assigned to such term in that certain Fourth Amendment to Amended and Restated Credit Agreement and Limited Consent and Waiver, dated as of May 29, 2015, by and among the Borrower, the Administrative Agent, and the lenders party thereto (“Prepetition Fourth Amendment”).

“Construction Loan” has the meaning assigned to such term in the Prepetition Fourth Amendment.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 11.26.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

CREDIT AGREEMENT – Page 8

“Debtor” has the meaning specified in the recitals hereto.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than L/C Fees an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, but in each case in no event in excess of the Maximum Rate, and (b) when used with respect to L/C Fees, a rate equal to the Applicable Rate applicable to Eurodollar Rate Loans plus 2% per annum.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) upon delivery of written notice of such determination to the Borrower, the L/C Issuer and each Lender.

CREDIT AGREEMENT – Page 9

“Designated Investment Entities” means the Persons listed on Schedule 1.01, as updated from time to time by Borrower by written notice to Agent, which Persons are primarily engaged in any business or activity relating to or arising from exploration for or acquisition, exploitation, development, production, treatment, processing, storage, transportation, gathering, marketing or other handling of oil, natural gas, other hydrocarbons, sand, minerals and all constituents, elements or compounds thereof, and other products commonly created, recovered or produced in association therewith or refined or processed therefrom, Mineral Interests and related intellectual property, or any activity necessary, appropriate or incidental to any of the foregoing, including oilfield services, administrative services and other services used or useful in connection with any of the foregoing; provided that (i) no Restricted Subsidiary shall be a Designated Investment Entity and (ii) any Designated Investment Entity that shall at any time meet the definition of “Restricted Subsidiary” shall thereafter cease to be a Designated Investment Entity.

“DIP Facility” has the meaning specified in the recitals hereto.

“DIP Liens” has the meaning specified in the DIP Order

“DIP Order” means the Interim Order, the Final Order and the Hedging Order, as applicable.

“DIP Superpriority Claim” has the meaning specified in the DIP Order.

“Disclosure Statement” has the meaning set forth on Schedule 7.21 hereto.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction, farmout, conveyance, casualty or condemnation thereof) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Restricted Subsidiary” means a Domestic Subsidiary that is a Restricted Subsidiary.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Early Opt-in Election” means the occurrence of: (a) (i) a determination by Agent or (ii) a notification by the Required Lenders to Agent (with a copy to Borrower) that the Required Lenders and Borrower have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.07, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Rate, and (b) (i) the election by Agent and Borrower or (ii) the election by the Required Lenders and Borrower to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Agent of written notice of such election to the Lenders or by the Required Lenders of written notice of such election to Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

CREDIT AGREEMENT – Page 10

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Commitment” means (a) during the Interim Period, the Interim Facility Cap and (b) during the Final Period, the Aggregate Commitments.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower or any of Borrower’s Affiliates or Subsidiaries.

“Eligible Contract Participant” means an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower, any other Loan Party or any of their respective Subsidiaries resulting from (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

CREDIT AGREEMENT – Page 11

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Base Rate” has the meaning specified in the definition of Eurodollar Rate.

“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

, provided that if the “Eurodollar Rate” shall be less than one (1.0%) percent per annum, such rate shall be deemed to be one percent (1.0%) per annum for purposes of this Agreement;

Where,

“Eurodollar Base Rate” means, for such Interest Period (rounded upwards, as necessary, to the nearest 1/100 of 1%):

(a) the rate per annum equal to the rate determined by Agent to be the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) that appears on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or any successor thereto) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by Agent to be the offered rate on such other page or other service that displays an average London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(c) if the rates referenced in the preceding clauses (a) and (b) are not available, Agent shall determine such rate as the average of quotations for three (3) major New York money center banks of whom the Agent shall inquire as the “London Interbank Offered Rate” for deposits in U.S. Dollars at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

CREDIT AGREEMENT – Page 12

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 9.01.

“Excluded Swap Obligation” means, with respect to any Loan Party individually determined on a Loan Party by Loan Party basis, any Swap Obligation, if and to the extent that, all or a portion of the joint and several liability or the guaranty of such Loan Party for, or the grant by such Loan Party of a security interest or other Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an Eligible Contract Participant at the time such guarantee or the grant of such security interest or other Lien becomes effective with respect to, or any other time such Loan Party is by virtue of such guarantee or grant of such security interest or other Lien otherwise deemed to enter into, such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee, security interest or other Lien is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by its overall net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.14) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

CREDIT AGREEMENT – Page 13

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Agent on such day on such transactions as determined by Agent, provided that if the “Federal Funds Rate” shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means the letter agreement dated November 17, 2020, between Borrower and Agent or any subsequent letter agreement between Borrower and Agent that by its terms replaces such letter agreement.

“Filing” has the meaning specified in Section 6.03.

“Final Facility Effective Date” has the meaning specified in Section 5.03.

“Final Order” means the order or judgment of the Bankruptcy Court in substantially the form of the Interim Order with such changes as are acceptable to the Administrative Agent in its sole discretion.

“Final Period” means the period commencing on the Final Facility Effective Date and ending on the Termination Date.

“Financial Advisor” means Opportune LLP and any of its Affiliates.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes (including such a Lender acting in the capacity of the L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by the L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

CREDIT AGREEMENT – Page 14

“Gas Balancing Agreement” means any agreement or arrangement whereby any Loan Party, or any other party having an interest in any hydrocarbons to be produced from Mineral Interests in which any Loan Party owns an interest, has a right to take more than its proportionate share of production therefrom.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, commission, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means, collectively, each Domestic Restricted Subsidiary of Borrower, and any other Person that guarantees the payment and performance of the Obligations.

“Guaranty” means, collectively, (a) the Guaranty executed and delivered by the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties on the date hereof (or pursuant to any joinder thereto as provided therein) and (b) each other guaranty that supports or purports to support the Obligations, including any joinder thereto, in each case in form and substance satisfactory to Agent.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes, the release or presence of which requires reporting, permitting, remediation or investigation pursuant to any Environmental Law.

“Hedging Motion” means a motion, in form and substance satisfactory to the Administrative Agent, authorizing the Loan Parties to continue prepetition Swap Contracts and enter into postpetition Swap Contracts, among other relief, which may be heard at the “first day” hearing in the Chapter 11 Cases.

“Hedging Order” means the order, in form and substance satisfactory to the Administrative Agent, granting the Hedging Motion.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases (excluding coal and timber), or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the Borrower and the other Subsidiaries.

CREDIT AGREEMENT – Page 15

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom. Unless otherwise indicated herein, each reference to the term “Hydrocarbons” shall mean Hydrocarbons of the Borrower and the other Subsidiaries.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) capital leases and Synthetic Lease Obligations;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

The amount of any unassumed Indebtedness under clause (e) above shall be deemed to be the lesser of the amount of such Indebtedness and the fair market value of the property of such Person securing such Indebtedness. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or other entity where owners of Equity Interests thereof have liability for the obligations of such entity in which such Person is a general partner or owner of Equity Interests, unless (1) such Indebtedness is expressly made non-recourse to such Person, or (2) such Indebtedness is owed by such Person to the owners of the Equity Interests thereof. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Notwithstanding the foregoing, it is understood and agreed that Indebtedness shall not include (x) obligations under agreements providing for earnouts, the adjustment of the purchase price, working capital or similar adjustments in connection with any Investment, acquisition or Disposition and indemnity obligations under such agreements, (y) obligations which are identified as liabilities on a Person’s balance sheet in accordance with GAAP in connection with a noncompete, consulting or other similar arrangement or (z) obligations to make Investments. For avoidance of doubt, Indebtedness does not include Wexford ULC Obligations.

CREDIT AGREEMENT – Page 16

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Initial Budget” has the meaning specified in Section 5.01(k).

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Termination Date and (b) as to any Base Rate Loan, the last Business Day of each calendar month and the Termination Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one month thereafter; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Interim Facility Cap” means, as of any date of determination, $90,000,000; provided that, if as of any such date of determination the Aggregate Commitments are less than $90,000,000, the “Interim Facility Cap” in effect on such date shall equal the amount of the Aggregate Commitments in effect on such date.

“Interim Facility Effective Date” has the meaning specified in Section 5.01.

“Interim Order” means the order or judgment of the Bankruptcy Court as entered on the docket of the Bankruptcy Court in the Chapter 11 Cases in the form of Exhibit E and otherwise acceptable to the Administrative Agent and the Majority Lenders, approving, inter alia, this Agreement and the other Loan Documents and subject to the terms thereof (a) authorizing the incurrence by the Borrower of interim secured indebtedness in accordance with this Agreement, (b) providing for the lifting of the automatic stay (to the extent applicable) arising under Section 362 of the Bankruptcy Code to enable the Administrative Agent or any Lender to effectuate, among other things, their respective rights and remedies under Section 9.02 and the Loan Documents, and (c) approving the payment by the Borrower of the fees and other amounts contemplated by this Agreement.

“Interim Period” means the period commencing on the Interim Facility Effective Date and ending on (but excluding) the earlier to occur of (a) the Final Facility Effective Date and (b) the Termination Date.

CREDIT AGREEMENT – Page 17

“Investment” means, as to any Person (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership interest and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the L/C Application, and any other document, agreement and instrument entered into by the L/C Issuer and Borrower (or any Restricted Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“LC Collection Account” means each deposit account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Secured Parties, in form and substance satisfactory to the Administrative Agent and the L/C Issuer.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“L/C Fee” has the meaning specified in Section 2.03(i).

“L/C Issuer” means Scotiabank in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

CREDIT AGREEMENT – Page 18

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lenders” means, collectively, the New Money Lenders and the Roll-Up Lenders.

“Lender Swap Contract” means any Swap Contract between Borrower or any Restricted Subsidiary and any Swap Lender, including any such Swap Contracts existing prior to the Petition Date. “Lender Swap Contract” shall not include any transactions or confirmations with a counterparty entered into after such counterparty ceases to be a Lender or an Affiliate of a Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Agent.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loans” means, collectively, the New Money Loans and Roll-Up Loans made by the Lenders pursuant to this Agreement.

“Loan Documents” means this Agreement, the DIP Orders, each Note, each Issuer Document, the Fee Letter, each Collateral Document, each Guaranty and all other agreements, instruments, consents and certificates heretofore or hereafter executed and delivered by any Loan Party or any of their respective Affiliates in connection with this Agreement, but excluding any Lender Swap Contract and any Secured Cash Management Agreement.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, Borrower and each Guarantor.

“Majority Lenders” means, as of any date of determination, New Money Lenders having more than 50% of the Aggregate Commitments or, if the Commitment of each New Money Lender to make New Money Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, New Money Lenders holding in the aggregate more than 50% of the Total New Money Outstandings (with the aggregate amount of each New Money Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such New Money Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total New Money Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.

CREDIT AGREEMENT – Page 19

“Majority Roll-Up Lenders” means, as of any date of determination, Roll-Up Lenders having more than 50% of the aggregate outstanding Roll-Up Loan Amounts.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of Borrower or Borrower and its Restricted Subsidiaries taken as a whole, other than any change, event or occurrence, arising individually or in the aggregate, from events that could reasonably be expected to result from the filing or commencement of the Chapter 11 Cases or the announcement of the filing or commencement of the Chapter 11 Cases; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party (including, without limitation, payment and performance of the Obligations); (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party or the Obligations; or (d) a material adverse change in, or a material adverse effect upon, the rights and remedies of, or benefits available to, the Administrative Agent, the L/C Issuer or any Lender under any Loan Document.

“Material Gas Imbalance” means, with respect to all Gas Balancing Agreements to which any Loan Party is a party or by which any Mineral Interest owned by any Loan Party is bound, a net gas imbalance to Borrower or any other Loan Party, individually or taken as a whole in excess of $1,000,000. Gas imbalances will be determined based on written agreements, if any, specifying the method of calculation thereof, or, alternatively, if no such agreements are in existence, gas imbalances will be calculated by multiplying (x) the volume of gas imbalance as of the date of calculation (expressed in thousand cubic feet) by (y) the heating value in BTU’s per thousand cubic feet, times the Henry Hub average daily spot price for the month immediately preceding the date of calculation, adjusted for location differential and transportation costs based on the location where the Mineral Interests giving rise to the imbalances are located.

“Maturity Date” means August 30, 2021.

“Maximum Amount” and “Maximum Rate” have the meanings specified in Section 11.09.

“Mineral Interests” means (a) all present and future interests and estates existing under any oil and gas leases including without limitation working interests, royalties, overriding royalties, production payments and net profits interests, (b) all present and future rights in mineral fee interests and rights therein, including without limitation, any reversionary or carried interests relating thereto, (c) all rights, titles and interests created by or arising under the terms of all present and future unitization, communitization, and pooling arrangements (and all properties covered and units created thereby) whether arising by contract or operation of Law which now or hereafter include all or any part of the foregoing, and (d) all rights, remedies, powers and privileges with respect to all of the foregoing.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by Administrative Agent and the L/C Issuer in their sole discretion.

“Mortgaged Properties” means all present and future Mineral Interests of one or more Loan Parties in all oil and gas properties that are subject to a Lien or security interest in favor of the Administrative Agent (or its designee) on behalf of the Secured Parties pursuant to any Mortgage and/or any other Loan Document.

CREDIT AGREEMENT – Page 20

“Mortgages” means, collectively, the mortgages, deeds of trust, deeds of hypothecation, debentures, pledges, leasehold mortgages, assignments of leases and rents, assignments of proceeds of production, security documents and similar agreements evidencing, creating, perfecting or otherwise establishing the Liens and security interests in favor of the Administrative Agent (or its designee) for the benefit of the Secured Parties delivered pursuant to the Prepetition Credit agreement granting a lien and security interest in Oil and Gas Properties and other Properties of the Loan Parties in favor of the Prepetition Credit Agreement Agent.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“New Money Facility” has the meaning specified in the recitals hereto.

“New Money Lenders” means the Persons listed on Schedule 2.01(b) and any Person that becomes a party hereto pursuant to an amendment, joinder or Assignment and Assumption (other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption) with respect to a New Money Loan or a Commitment and, as the context requires, includes the L/C Issuer and, in each case, includes their respective permitted successors and assigns.

“New Money Loan” shall have the meaning set forth in Section 2.01(b).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B, and all renewals, extensions, modifications and amendments thereto, and substitutions therefor.

“Obligations” means, collectively, (i) all advances to and all debts, obligations, liabilities (including all renewals and extensions thereof, or any part thereof), and all covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, including all obligations of any Loan Party described in Section 11.04 hereof, (ii) all outstanding Prepetition Hedge Obligations and net obligations under any Lender Swap Contract (which net obligations shall be deemed to be the Swap Termination Value as of the date the Obligations are being determined), provided that notwithstanding anything to the contrary herein or in any other Loan Document, “Obligations” shall not include, with respect to any Loan Party, any Excluded Swap Obligations of such Loan Party, and (iii) all Cash Management Obligations, in any case described in the foregoing clauses (i), (ii) and (iii), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

CREDIT AGREEMENT – Page 21

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, flow lines, water disposal systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise indicated herein, each reference in this Agreement to the term “Oil and Gas Properties” shall mean Oil and Gas Properties of the Borrower and the other Subsidiaries.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, trust or other form of business entity, the partnership or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Amount” means (i) with respect to New Money Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of New Money Loans, as the case may be, occurring on such date; (ii) with respect to Roll-Up Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Roll-Up Loans, as the case may be, occurring on such date; and (iii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.

CREDIT AGREEMENT – Page 22

“Participant” has the meaning specified in Section 11.06(d).

“PATRIOT Act” has the meaning specified in Section 11.17.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Holder” means (i) Charles E. Davidson, (ii) the members of the immediate family of Charles E. Davidson, (iii) any trust created for the benefit of the Persons described in clause (i) or (ii) above or any of their estates, or (iv) any Person that is Controlled by any Person described in clauses (i), (ii) or (iii) above or any Related Party of any such Person described in clauses (i), (ii) or (iii).

“Permitted Liens” has the meaning specified in Section 8.01.

“Permitted Variance” has the meaning assigned to such term in the DIP Order.

“Person” means any natural person, corporation, limited liability company, trust, association, company, partnership, Governmental Authority or other entity.

“Petition Date” has the meaning specified in the recitals hereto.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 7.02.

“Prepetition Credit Agreement” has the meaning specified in the recitals hereto.

“Prepetition Credit Agreement Agent” means Scotiabank, in its capacity as administrative agent under the Prepetition Credit Agreement, or any successor administrative agent in such capacity.

“Prepetition Credit Agreement Obligations” means the “Obligations” as defined in the Prepetition Credit Agreement.

“Prepetition Hedge Obligations” means the “Obligations” as defined in the Prepetition Credit Agreement in respect of Prepetition Lender Swap Contracts owed to a Prepetition Hedge Provider which is, or is an Affiliate of, a Lender.

“Prepetition Hedge Provider” means a Prepetition Lender or Affiliate party to a Prepetition Lender Swap Contract.

“Prepetition Lender Swap Contracts” means the Lender Swap Contracts (as defined in the Prepetition Credit Agreement).

“Prepetition Lenders” means each “Lender” as defined in the Prepetition Credit Agreement.

CREDIT AGREEMENT – Page 23

“Prepetition Loan Documents” means the “Loan Documents” as defined in the Prepetition Credit Agreement.

“Prepetition Loan Roll-Up Loan Amount” means a percentage of the Roll-Up Loans allocated to such Roll-Up Lender in respect of its Prepetition Loans and Prepetition Participations, as set forth opposite such Roll-Up Lender’s name on Annex I (as updated by the Administrative Agent on the Final Facility Effective Date in accordance with Section 2.01(a)).

“Prepetition Loans” means the “Loans” as defined in the Prepetition Credit Agreement.

“Prepetition Participations” means the participations held by any “Participant” (as defined in the Prepetition Credit Agreement) in all or a portion of any Prepetition Lender’s rights and/or obligations under the Prepetition Credit Agreement.

“Projected Oil and Gas Production” means the projected production of oil or gas or natural gas liquids (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by a Loan Party which are located in or offshore of the United States, as reasonably approved by the Administrative Agent.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 7.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.26.

“Qualified ECP Guarantor” means, with respect to any Benefiting Guarantor in respect of any Swap Obligation, each Loan Party that, at the time of the guaranty by such Benefiting Guarantor of, or grant by such Benefiting Guarantor of a security interest or other Lien securing, such Swap Obligation is entered into or becomes effective with respect to, or at any other time such Benefiting Guarantor is by virtue of such guaranty or grant of a security interest or other Lien otherwise deemed to enter into, such Swap Obligation, constitutes an Eligible Contract Participant and can cause such Benefiting Guarantor to qualify as an Eligible Contract Participant at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the L/C Issuer, as applicable.

“Redemption” means with respect to any Indebtedness, the repurchase, redemption, prepayment, defeasance, purchase or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Indebtedness.

“Register” has the meaning specified in Section 11.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of Borrower as prescribed by the Securities Laws.

CREDIT AGREEMENT – Page 24

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release Date” has the meaning specified in Section 10.10(b)(i).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, and (b) with respect to an L/C Credit Extension, an L/C Application.

“Required Lenders” means, as of any date of determination, New Money Lenders having at least 66-2/3% of the Aggregate Commitments or, if the Commitment of each New Money Lender to make New Money Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, New Money Lenders holding in the aggregate at least 66-2/3% of the Total New Money Outstandings (with the aggregate amount of each New Money Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total New Money Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Reserve Report” means a report in form and substance satisfactory to Agent evaluating the oil and gas reserves attributable to the Mineral Interests of the Loan Parties in certain of their oil and gas properties, which shall at a minimum include the Mortgaged Properties, and which shall, among other things, (a) identify the wells covered thereby, (b) specify such engineers’ opinions with respect to the total volume of reserves (the “available reserves”) of hydrocarbons (using the terms or categories “proved developed producing reserves,” “proved developed nonproducing reserves” and “proved undeveloped reserves”) which Borrower has advised such engineers that the Loan Parties have the right to produce for their own account, (c) set forth such engineers’ opinions with respect to the projected future cash proceeds from the available reserves, discounted for present value at a rate acceptable to Agent, for each calendar year or portion thereof after the date of such findings and data, (d) set forth such engineers’ opinions with respect to the projected future rate of production of the available reserves, (e) contain such other information as requested by Agent with respect to the projected rate of production, gross revenues, operating expenses, taxes, capital costs, net revenues and present value of future net revenues attributable to such reserves and production therefrom, and (f) contain a statement of the price and escalation parameters, procedures and assumptions upon which such determinations were based.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of (a) notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to Agent, and (b) delivery of the certificates pursuant to Section 5.01(a)(iii), the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

CREDIT AGREEMENT – Page 25

“Restricted Payment” means any dividend or other distribution or return of capital (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest or on account of any return of capital to Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Restricted Subsidiary” means any Subsidiary of Borrower other than an Unrestricted Subsidiary.

“Restructuring Support Agreement” shall mean that certain Restructuring Support Agreement dated as of November 13, 2020, by and among the Debtors, the Consenting Noteholders (as defined therein) and the Consenting RBL Lenders (as defined therein), in form and substance satisfactory to the Agent.

“Roll-Up Loan Amount” means, with respect a Roll-Up Lender, such Roll-Up Lender’s Prepetition Loan Roll-Up Loan Amount, as set forth opposite such Roll-Up Lender’s name on Annex I (as updated by the Administrative Agent on the Final Facility Effective Date in accordance with Section 2.01(a)).

“Roll-Up Facility” has the meaning specified in the recitals hereto.

“Roll-Up Lenders” means the Persons listed on Schedule 2.01(a) and any Person that becomes a party hereto pursuant to an Assignment and Assumption (other than any such Persons that ceases to be a party hereto pursuant to an Assignment and Assumption) with respect to a Roll-Up Loan and includes their respective permitted successors and assigns.

“Roll-Up Loan” has the meaning specified in Section 2.01(a).

“Sanctioned Country” means, at any time, a country, region or territory which is itself, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, which may include from time to time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including, without limitation, by OFAC, the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce), the United Nations Security Council, the European Union or any European Union member state, the United Kingdom (including, without limitation, Her Majesty’s Treasury), Switzerland, Australia or any other relevant Governmental Authority, (b) any Person located, operating, organized or resident in, or any Governmental Authority or governmental instrumentality of, a Sanctioned Country or (c) any Person directly or indirectly majority-owned or controlled by, or acting for the benefit or on behalf of, any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government (including, without limitation, OFAC, the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce), (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) the United Kingdom (including, without limitation, Her Majesty’s Treasury), (e) Switzerland, (f) Australia or (g) any other relevant Governmental Authority.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

CREDIT AGREEMENT – Page 26

“Scotiabank” means The Bank of Nova Scotia, a financial institution organized under the laws of Canada.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between Borrower or any Restricted Subsidiary and any Cash Management Party.

“Secured Parties” means, collectively, Administrative Agent, the Lenders, L/C Issuer, the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Documents, and the permitted successors and assigns of each of the foregoing, the Swap Lenders, the Cash Management Parties and any other Person holding Obligations secured by the Liens granted under any Loan Document, including pursuant to the DIP Order.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Senior Notes” has the meaning assigned to such term in the Prepetition Credit Agreement.

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Superpriority Claim” means a superpriority administrative expense claim pursuant to section 364(c)(1) of the Bankruptcy Code against a Loan Party in any of the Chapter 11 Cases having priority over any and all administrative expense claims, adequate protection and other diminution claims, priority and other unsecured claims, and all other claims against such Loan Party or its estate, including claims of the kind specified in, or otherwise arising or ordered under, any sections of the Bankruptcy Code (including, without limitation, sections 105(a), 326, 328, 330, 331, 503(a), 503(b), 506(c), 507, 546, 552(b), 726, 1113 and/or 1114 thereof), whether or not such claim or expenses may be secured by a judgment Lien or other non-consensual Lien, levy or attachment.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, forward sale of production, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules or annexes thereto, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Contract. “Swap Contract” shall include any agreement, contract or transaction that constitutes a ‘swap’ within the meaning of Section 1a(47) of the Commodity Exchange Act. Notwithstanding the foregoing, ‘Swap Contract’ shall not include any agreement or obligation to sell, at an index-based price, any commodity that is intended to be physically settled.

CREDIT AGREEMENT – Page 27

“Swap Lender” means any Person that entered into a Swap Contract with Borrower or any Restricted Subsidiary before (including prior to the Petition Date) or while such Person was a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, including any such obligation comprised of a guaranty or a security interest or other Lien.

“Swap Termination Event” means, with respect to any Swap Contract, any termination, monetization, liquidation, close-out or other similar equivalent action in respect of such Swap Contract.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terminated Call” has the meaning set forth in Section 5.01(s).

“Terminated Call Exposure” has the meaning set forth in Section 5.01(s).

“Termination Date” means the earliest to occur of (a) the Maturity Date, (b) three (3) Business Days after the Petition Date, if the Interim Order and Hedging Order have not been entered prior to the expiration of such period, (c) thirty-five (35) days (or a later date consented to by the Administrative Agent and the Majority Lenders in their sole discretion) after the entry of the Interim Order, if the Bankruptcy Court has not entered the Final Order on or prior to such date, (d) the effective date of an Approved Plan of Reorganization, (e) the consummation of a sale of all or substantially all of the equity and/or assets of the Debtors and budgeted and necessary expenses of the estates (unless done pursuant to a confirmed chapter 11 plan), (f) the date of the payment in full, in cash, of all Obligations (and the termination of all Commitments in accordance with the terms hereof) and (g) the date of the termination of all Commitments and/or the acceleration of all of the Obligations under this Agreement and the other Loan Documents following the occurrence and during the continuance of an Event of Default in accordance with Section 9.02.

CREDIT AGREEMENT – Page 28

“Texaco Lien” means a Lien securing obligations relating to plugging, replugging and abandonment of oil and gas wells and injection and disposal wells acquired from Texaco Exploration and Production, Inc. pursuant to documentation dated as of March 11, 1997, relating to properties of Borrower known as the West Cote Blanche Bay properties.

“Threshold” has the meaning set forth in Section 8.09.

“Total New Money Outstandings” means the aggregate Outstanding Amount of all New Money Loans and all L/C Obligations.

“Total Roll-Up Outstandings” means the aggregate Outstanding Amount of all Roll-Up Loans.

“Trigger Notice Date” has the meaning specified in the DIP Order.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unaudited Financial Statements” means, collectively, the unaudited consolidated balance sheets of Borrower and its Subsidiaries dated as of March 31, 2020, and June 30, 2020, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for the fiscal quarters ended on such dates.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means, so long as it otherwise constitutes a Subsidiary, meets the requirements of Section 1.08 and has not been designated a Restricted Subsidiary, any Subsidiary of the Borrower designated as an Unrestricted Subsidiary under the Prepetition Credit Agreement as of the Petition Date.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.26.

“Variance Report” has the meaning given to such term in the DIP Order.

“Withholding Agent” means the Borrower and the Administrative Agent.

CREDIT AGREEMENT – Page 29

“Wexford ULC Obligations” means any obligations which Grizzly Holdings, Inc. (a Restricted Subsidiary Controlled by Borrower) may owe to Grizzly Oil Sands Inc. (an entity Controlled by Wexford Capital LP) arising by virtue of the fact that both Grizzly Holdings, Inc. and Grizzly Oil Sands Inc. are owners of Equity Interests in Grizzly Oil Sands ULC, a corporation formed under the laws of Alberta, Canada.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) For purposes of Section 9.01, a breach of the covenant contained in Section 8.21 shall be deemed to have occurred as of any date of reasonable determination thereof by the Agent on or after the date of any Testing Period (as defined in the DIP Order), regardless of when the Variance Report or other materials reflecting such breach are delivered to the Agent and the Lenders.

CREDIT AGREEMENT – Page 30

1.03. Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Borrower or the Majority Lenders shall so request, Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Borrower and the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04. Rounding. Any ratios or percentages to be maintained or otherwise calculated pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.06. Letter of Credit Amounts. Unless otherwise specified herein the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.08. Designation of Restricted and Unrestricted Subsidiaries.

(a) Unless designated as an Unrestricted Subsidiary under the Prepetition Credit Agreement as of the Petition Date, any Person that is or becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

(b) No Restricted Subsidiary may be designated as an Unrestricted Subsidiary.

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(c)  If, at any time, any Unrestricted Subsidiary would fail to meet the requirements for an Unrestricted Subsidiary set forth in Section 7.18, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement (and, for the avoidance of doubt, any Investment, Indebtedness and Liens of such Subsidiary existing at such time shall be deemed to be incurred by such Subsidiary as of such time and, if such Investments, Indebtedness and Liens are not permitted to be incurred as of such time under Article VIII, an Event of Default shall occur).

(d)  The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if (i) prior, and immediately after giving effect, to such designation, (A) no Default or Event of Default exists or would result from such designation, (B) such Unrestricted Subsidiary is contemporaneously designated as a “Restricted Subsidiary” under and as defined in the Prepetition Credit Agreement, and (C) the representations and warranties of Borrower and its Restricted Subsidiaries contained in this Agreement and each of the other Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of such date as if made on and as of the date of such designation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such date); (ii) after giving effect to such designation, the Borrower complies with Section 7.18; (iii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Investment, Indebtedness, or Liens of such Subsidiary existing at such time, and the Borrower shall be in compliance with Article VIII after giving effect to such designation; and (iv) the Administrative Agent shall have received a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the satisfaction of the conditions and matters set forth in clauses (i)-(iii) above.

(e)  If, at any time, an Unrestricted Subsidiary becomes a Restricted Subsidiary (whether pursuant to Section 1.08(c) or Section 1.08(d)), the Borrower will promptly provide notice to the Administrative Agent and promptly (and in any event within thirty (30) days or such longer period as the Administrative Agent may agree) cause any such Domestic Restricted Subsidiary to comply with the provisions of Section 2.13 (including by executing and delivering to the Administrative Agent a counterparty of the Guaranty and executing and delivering any other document or instrument as the Administrative Agent may deem appropriate for granting the Administrative Agent a Lien, subject only to Permitted Liens, against all of its assets to the extent required under Section 2.13) and deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 5.01(a) and favorable opinions of counsel to such Person in form, content and scope satisfactory to the Administrative Agent.

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS

2.01.  Loans.

(a)  On the Final Facility Effective Date, each Roll-Up Lender shall become entitled to roll up an aggregate principal amount of Prepetition Loans held by such Roll-Up Lender (directly or in its capacity as a Participant (as defined in the Prepetition Credit Agreement)) equal to such Roll-Up Lender’s Prepetition Loan Roll-Up Loan Amount as set forth opposite such Roll-Up Lender’s name on Schedule 2.01(a) into roll-up loans hereunder (the “Roll-Up Loans”). Subject to the terms and conditions set forth herein, on the Final Facility Effective Date, and without any further action by any party to this Agreement, each Roll-Up Lender’s Roll-Up Loans shall, from and after such date, be designated as such and administered hereunder. Such designation is not intended to and shall not constitute a payment on account of, or a novation of, the applicable Prepetition Loans and Prepetition Participations, which shall continue to be outstanding under the Prepetition Credit Agreement, and administered under this Agreement as Roll-Up Loans. As a consequence of such designation, and solely to enable the Roll-Up Loans to be administered hereunder, effective with such designation and except as otherwise provided in the Prepetition Credit Agreement, each Roll-Up Loan that is the subject of such designation shall from and after such designation constitute a Roll-Up Loan hereunder; provided that, for the avoidance of doubt, the Roll-Up Loans shall continue to be guaranteed by the Guarantors under the Guaranty (as defined in the Prepetition Credit Agreement) and secured by and entitled to the benefits of all Liens and security interests created and arising under the Collateral Documents (as defined in the Prepetition Credit Agreement), which Liens and security interests shall remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority, as if such Loans had not been so designated. Each such designation shall be applied on a pro rata basis to each class of Prepetition Loans and Prepetition Participations held by such Roll-Up Lender under the Prepetition Credit Agreement to the extent rolled up under this Agreement as set forth on Schedule 2.01(a). For the avoidance of doubt, each Roll-Up Lender acknowledges and agrees that by accepting the benefits of this Agreement, on the Final Facility Effective Date each Prepetition Lender rolling up loans under this Agreement shall become a party to this Agreement as a Roll-Up Lender hereunder by executing and delivering this Agreement. Amounts rolled up under this Section 2.01(a) and repaid or prepaid may not be reborrowed. The Administrative Agent shall update Schedule 2.01(a) on the Final Facility Effective Date to reflect each Roll-Up Lender’s Roll-Up Loan Amount (which Roll-Up Loan Amount listed on Schedule 2.01(a) shall be conclusive absent manifest error) and deliver such updated Schedule 2.01(a) to the Borrower and the Roll-Up Lenders, whereupon such updated Schedule 2.01(a) shall constitute Schedule 2.01(a) for all purposes hereunder.

CREDIT AGREEMENT – Page 32

(b)  Subject to the terms and conditions set forth herein, each New Money Lender severally agrees to make loans (each such loan, a “New Money Loan”) to Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i)(a) the Total New Money Outstandings shall not exceed the Aggregate Commitments, and (b) the aggregate Outstanding Amount of the New Money Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment and (ii) during the Interim Period, (a) the Total New Money Outstandings shall not exceed the Interim Facility Cap and (b) the aggregate Outstanding Amount of the New Money Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Applicable Percentage of the Interim Facility Cap. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.01(b), prepay under Section 2.04, and reborrow under this Section 2.01(b). Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02.  Borrowings, Conversions and Continuations of Loans.

(a)  Prior to the Final Facility Effective Date, the Borrower may make up to five Borrowings of New Money Loans in an amount not to exceed the Interim Facility Cap. On and after the Final Facility Effective Date, the Borrower may make any number of Borrowings of New Money Loans in an amount not to exceed the Aggregate Commitments. Each Borrowing of New Money Loans, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon Borrower’s irrevocable notice to Agent, which may be given by telephone. Each such notice must be received by Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans, whereupon Agent shall give prompt notice to Lenders of such request and, in the case of Eurodollar Rate Loans, determine whether the requested Interest Period is acceptable to all of them. In the case of Eurodollar Rate Loans, not later than 12:00 p.m., three (3) Business Days before the requested date of such Borrowing, conversion or continuation, Agent shall notify Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all Lenders. Each telephonic notice by Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) [reserved] and (vi) the current Total New Money Outstandings (without regard to the requested Borrowing) and the pro forma Total New Money Outstandings (giving effect to the requested Borrowing). If Borrower fails to specify a Type of Loan in a Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. Borrowings of, conversions to, or continuations of Eurodollar Rate Loans shall have an Interest Period of one month whether or not so indicated in such Loan Notice.

CREDIT AGREEMENT – Page 33

(b)  Following receipt of a Loan Notice, Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable New Money Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its New Money Loan available to Agent in immediately available funds at Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension on the Interim Facility Effective Date, Section 5.01), Agent shall make all funds so received available to Borrower in like funds as received by Agent either by (i) crediting the account of Borrower on the books of Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and acceptable to) Agent by Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing is given by Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing first, shall be applied, to the payment in full of any such L/C Borrowings, and second, shall be made available to Borrower as provided above.

(c)  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Majority Lenders, and, during the existence of a Default, the Majority Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans and Borrower agrees to pay all amounts due under Section 3.05 in accordance with the terms thereof due to any such conversion.

(d)  Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, Agent shall notify Borrower and Lenders of any change in Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)  After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than six (6) Interest Periods in effect with respect to Loans.

CREDIT AGREEMENT – Page 34

(f)  Roll-Up Loans shall initially be of the Type identical to those of the Prepetition Loans rolled up by such Roll-Up Loans for the remainder of the applicable interest period in the Prepetition Credit Agreement.

2.03.  Letters of Credit.

(a)  The Letter of Credit Commitment.

(i)  Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Interim Facility Effective Date until the L/C Expiration Date, to issue Letters of Credit for the account of Borrower or its Restricted Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of Borrower or its Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total New Money Outstandings shall not exceed the Effective Commitments, and (y) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment. Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)  The L/C Issuer shall not issue any Letter of Credit, if:

(A)  the expiry date of such requested Letter of Credit would occur more than nine (9) months after the date of issuance or last extension; or

(B)  the expiry date of such requested Letter of Credit would occur after the L/C Expiration Date.

(iii)  The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)  any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Interim Facility Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Interim Facility Effective Date and which the L/C Issuer in good faith deems material to it;

(B)  the issuance of such Letter of Credit would violate one or more applicable policies of the L/C Issuer;

CREDIT AGREEMENT – Page 35

(C)  except as otherwise agreed by Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;

(D)  such Letter of Credit is to be denominated in a currency other than Dollars or Canadian dollars;

(E)  unless specifically provided for in this agreement, such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F)  a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with Borrower, such Lender or all other Lenders to eliminate the L/C Issuer’s risk with respect to such Lender.

(iv)  The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v)  The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to Agent in Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” or “Agent” as used in Article X included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(vi)  No Letter of Credit shall be issued in replacement of or exchange for any Letter of Credit (as defined in the Prepetition Credit Agreement) without the prior written consent of the Administrative Agent.

(b)  Procedures for Issuance and Amendment of Letters of Credit.

(i)  Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to the L/C Issuer (with a copy to Agent) in the form of a L/C Application, appropriately completed and signed by a Responsible Officer of Borrower. Such L/C Application must be received by the L/C Issuer and Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the L/C Issuer (w) the Letter of Credit to be amended; (x) the proposed date of amendment thereof (which shall be a Business Day); (y) the nature of the proposed amendment; and (z) such other matters as the L/C Issuer may reasonably require. Additionally, Borrower shall furnish to the L/C Issuer and Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or Agent may reasonably require.

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(ii)  Promptly after receipt of any L/C Application at the address set forth in Section 11.02 for receiving L/C Applications and related correspondence, the L/C Issuer will confirm with Agent (by telephone or in writing) that Agent has received a copy of such L/C Application from Borrower and, if not, the L/C Issuer will provide Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions in Article V shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)  Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to Borrower and Agent a true and complete copy of such Letter of Credit or amendment.

(c)  Drawings and Reimbursements; Funding of Participations.

(i)  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify Borrower and Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”) (if Borrower shall have received notice prior to 9:00 a.m. on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 11:00 a.m. on the following Business Day after Borrower receives such notice), Borrower shall reimburse the L/C Issuer through Agent in an amount equal to the amount of such drawing. If Borrower fails to so reimburse the L/C Issuer by such time, Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Effective Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)  Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to Borrower in such amount. Agent shall remit the funds so received to the L/C Issuer.

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(iii)  With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)  Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)  Each Lender’s obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)  If any Lender fails to make available to Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)  Repayment of Participations.

(i)  At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Agent), Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by Agent.

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(ii)  If any payment received by Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)  Obligations Absolute. The obligation of Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)  any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)  the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Restricted Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)  any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)  any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)  any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Restricted Subsidiary.

Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will promptly notify the L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

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(f)  Role of L/C Issuer. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Required Lenders or the Majority Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which damages have been determined by a court of competent jurisdiction in a final and non-appealable judgment to have been caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)  Cash Collateral. Upon the request of Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the L/C Expiration Date, any L/C Obligation for any reason remains outstanding, Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.04, 2.14, 2.15 and 9.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. Borrower hereby grants to Administrative Agent, for the benefit of the L/C Issuer and Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in an L/C Collection Account.

(h)  Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit.

(i)  L/C Fees. Borrower shall pay to Agent for the account of the Lenders (to be paid by Agent to each Lender (other than any Defaulting Lender) in accordance with its Applicable Percentage) an aggregate fee (the “L/C Fee”) for the issuance of each Letter of Credit in an amount per annum equal to the greater of the Applicable Rate applicable to Eurodollar Rate Loans times the maximum face amount of the Letter of Credit determined in accordance with Section 1.06 or $1,000. Such L/C Fee shall be payable prior to the issuance of each Letter of Credit and thereafter in monthly installments in arrears on the last Business Day of each month, commencing on the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the L/C Fee shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon request of the Majority Lenders, while any Event of Default exists, all accrued and unpaid L/C Fees shall bear interest at the Default Rate. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the L/C Collection Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the L/C Collection Account.

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(j)  Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Borrower shall pay directly to the L/C Issuer for its own account a fronting fee for the issuance or extension of each Letter of Credit equal to the greater of $500 and 0.20% per annum times the maximum face amount of such Letter of Credit determined in accordance with Section 1.06. Such fronting fee shall be due and payable upon the issuance or extension of each Letter of Credit. In addition, Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such individual customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)  Conflict with Issuer Documents. In the event of any conflict between the terms of the Loan Documents and the terms of any Issuer Documents, the terms hereof shall control.

(l)  Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

2.04.  Prepayments.

(a)  Borrower may, upon notice to Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) one (1) Business Day prior to any date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be repaid, the Interest Period(s) of such Loans. Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of Lenders in accordance with their respective Applicable Percentages.

(b)  If for any reason the Total New Money Outstandings at any time exceed the Effective Commitments, Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless there remains any such excess after the prepayment in full of the Loans.

(c)  Notwithstanding anything to the contrary in this Agreement, no voluntary prepayment of Roll-Up Loans may be made until all New Money Loans and all other Obligations in respect thereof have been paid in full in cash and all Commitments have been terminated.

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(d)  [Reserved.]

(e)  Subject to the payment priorities set forth in the DIP Order, if any Loan Party receives any net cash proceeds from the consummation, whether in a single transaction or a series of transactions, of any Disposition, including in connection with any casualty or condemnation event, of any Loan Party’s property (other than net cash proceeds from the sale of hydrocarbons in the ordinary course of business as permitted by Section 8.05), the Borrower shall immediately prepay Loans equal to 100% of such net cash proceeds (less any prepayments from such net cash proceeds made pursuant to another clause of this Section 2.04); provided that no such prepayment shall be required unless and until the aggregate amount of net cash proceeds received by the Loan Parties after the Petition Date in connection with all such Dispositions but not applied as a prepayment pursuant to this Section 2.04 exceeds $5,000,000.

(f)  Subject to the payment priorities set forth in the DIP Order, if any Loan Party receives or realizes any net cash proceeds from any Swap Termination Event in respect of any transaction arising under any Swap Contract to which any Loan Party is a party, the Borrower shall immediately prepay Loans equal to 100% of such net cash proceeds (less any prepayments from such net cash proceeds made pursuant to another clause of this Section 2.04).

(g)  Subject to the payment priorities set forth in the DIP Order, immediately upon the incurrence of any Indebtedness (other than Indebtedness permitted pursuant to Section 8.03) by any Loan Party or any of their respective Subsidiaries or the receipt of any amount in respect of the Equity Interests of any Loan party or their respective Subsidiaries, the Borrower shall prepay Loans on the date of such incurrence or receipt equal to 100% of (i) in the case of the proceeds of any Indebtedness, 100% of the net cash proceeds thereof or (ii) in the case of amounts received in respect of any such Equity Interests, 100% of such amounts.

(h)  Each prepayment or repayment of Borrowings pursuant to this Section 2.04 shall be applied as follows: first, ratably to any Base Rate Loans that are New Money Loans then outstanding, and second, ratably to any Eurodollar Rate Loans that are New Money Loans then outstanding, and if more than one Eurodollar Rate Loan that is a New Money Loan is then outstanding, to each such Eurodollar Rate Loan in order of priority beginning with the Eurodollar Rate Loan with the least number of days remaining in the Interest Period applicable thereto, and ending with the Eurodollar Rate Loan with the most number of days remaining in the Interest Period applicable thereto, third, ratably to any Base Rate Loans that are Roll-Up Loans then outstanding, fourth, ratably to any Eurodollar Rate Loans that are Roll-Up Loans then outstanding, and if more than one Eurodollar Rate Loan that is a Roll-Up Loan is then outstanding, to each such Eurodollar Rate Loan in order of priority beginning with the Eurodollar Rate Loan with the least number of days remaining in the Interest Period applicable thereto, and ending with the Eurodollar Rate Loan with the most number of days remaining in the Interest Period applicable thereto, fifth, ratably to pay accrued and unpaid interest on, and accrued and unpaid expenses in respect of, the Obligations, to the extent due and payable in accordance with the Loan Documents, sixth, ratably to pay any principal amounts or other Obligations which have been advanced and are outstanding under the DIP Facility (including to cash collateralize L/C Obligations), and, seventh, as required by the DIP Order.

2.05.  Termination or Reduction of Commitments.

(a)  Borrower may, upon notice to Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $500,000 in excess thereof and (iii) Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total New Money Outstandings would exceed the Aggregate Commitments. Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

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(b)  Unless previously terminated, the Aggregate Commitments shall terminate on the Termination Date.

(c)  Each prepayment of Loans pursuant to Section 2.04(g) shall permanently reduce the Aggregate Commitments by the amount of such prepayment.

2.06.  Repayment of Loans. Borrower shall repay to Lenders on the Termination Date the aggregate principal amount of Loans outstanding on such date.

2.07.  Interest.

(a)  Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the lesser of (1) the Eurodollar Rate for such Interest Period plus the Applicable Rate or (2) the Maximum Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the lesser of (1) the Base Rate plus the Applicable Rate or (2) the Maximum Rate.

(b)  (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then all Loans outstanding shall thereafter automatically bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)  If any amount (other than principal of any Loan) payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Majority Lenders, then all Loans outstanding shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)  Upon the request of the Majority Lenders, while any Event of Default exists, Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law (including, but not limited to, the Chapter 11 Cases).

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2.08.  Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a)  Commitment Fee. Borrower shall pay to Agent for the account of the Lenders (to be paid by Agent to each Lender (other than any Defaulting Lender) in accordance with its Applicable Percentage) an aggregate commitment fee in an amount per annum equal to 0.50% per annum on the actual daily amount by which the Aggregate Commitments exceeds the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable monthly in arrears on the last Business Day of each calendar month, commencing with the first such date to occur after the Interim Facility Effective Date, and on the Termination Date. The commitment fee shall be calculated monthly in arrears, and if there is any change in the Applicable Rate during any calendar month, the actual daily amount shall be computed and multiplied by the Applicable Rate on a per diem basis separately for each period during such calendar month that such Applicable Rate was in effect.

(b)  Agent’s Fees. Borrower shall pay to Agent for Agent’s own account, fees in the amounts and at the times specified in the Fee Letter. Unless otherwise specified in the Fee Letter, such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

(c)  Lenders’ Upfront Fees. On the Interim Facility Effective Date, Borrower shall pay to Agent, for the account of the Lenders (to be paid by Agent to each Lender (other than any Defaulting Lender) in accordance with its Applicable Percentage), an aggregate upfront fee in an amount equal to 1.00% of the aggregate Commitments to make New Money Loans. Such upfront fees are for the credit facilities committed by Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

2.09.  Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Agent’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.10.  Evidence of Debt.

(a)  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Agent in the ordinary course of business. The accounts or records maintained by Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Agent in respect of such matters, the accounts and records of Agent shall control in the absence of manifest error. Upon the request of any Lender made through Agent, Borrower shall execute and deliver to such Lender (through Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)  In addition to the accounts and records referred to in subsection (a), each Lender and Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Agent shall control in the absence of manifest error.

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2.11.  Payments Generally; Agent’s Clawback.

(a)  (i) General. All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 noon on the date specified herein. Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(ii)  On each date when the payment of any principal, interest or fees are due hereunder or under any Note, Borrower agrees to maintain on deposit in an ordinary checking account maintained by Borrower with Agent (as such account shall be designated by Borrower in a written notice to Agent from time to time, the “Borrower Account”) an amount sufficient to pay such principal, interest or fees in full on such date. Borrower hereby authorizes Agent (A) to deduct automatically all principal, interest or fees when due hereunder or under any Note from the Borrower Account, and (B) if and to the extent any payment of principal, interest or fees under this Agreement or any Note is not made when due to deduct any such amount from any or all of the accounts of Borrower maintained at Agent. Agent agrees to provide written notice to Borrower of any automatic deduction made pursuant to this Section 2.11(a)(ii) showing in reasonable detail the amounts of such deduction. Lenders agree to reimburse Borrower based on their Applicable Percentage for any amounts deducted from such accounts in excess of amounts due hereunder and under any other Loan Documents.

(iii)  Funding by Lenders; Presumption by Agent. Unless Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to Agent such Lender’s share of such Borrowing, Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Agent, then the applicable Lender and Borrower severally agree to pay to Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Agent in connection with the foregoing and (B) in the case of a payment to be made by Borrower, the interest rate applicable to Base Rate Loans. If Borrower and such Lender shall pay such interest to Agent for the same or an overlapping period, Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to Agent, then the amount of its share of such applicable Borrowing so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Agent.

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(iv)  Payments by Borrower; Presumptions by Agent. Unless Agent shall have received notice from Borrower prior to the date on which any payment is due to Agent for the account of the Lenders or the L/C Issuer hereunder that Borrower will not make such payment, Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of Lenders or the L/C Issuer, as the case may be, severally agrees to repay to Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.

A notice of Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(b)  Failure to Satisfy Conditions Precedent. If any Lender makes available to Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrower by Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(c)  Obligations of Lenders Several. The obligations of Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, purchase its participation or to make its payment under Section 11.04(c):

(d)  Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.12.  Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)  if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

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(ii)  the provisions of this Section shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than to Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.13.  Collateral; Guarantees.

(a)  Priority and Liens. The Borrower and each Guarantor acknowledge and agree that, upon entry of the DIP Order and the delivery and execution of this Agreement, the Obligations shall at all times be secured and perfected pursuant to, and have the DIP Superpriority Claims and DIP Liens as set forth in, the DIP Order.

(b)  Payment of Obligations. On the Termination Date, the Lenders shall be entitled to immediate payment in full in cash of all Obligations without further application to, or order of, the Bankruptcy Court.

(c)  No Discharge; Survival of Claims. The Borrower and each Guarantor agree that (a) any confirmation order entered in the Chapter 11 Cases shall not discharge or otherwise affect in any way any of the Obligations, other than after the payment in full in cash to the Secured Parties of all Obligations (and the cash collateralization of all outstanding Letters of Credit in amount and subject to documentation satisfactory to the L/C Issuer) and termination of the Commitments on or before the effective date of any plan of reorganization (including, but not limited to, the Approved Plan of Reorganization) and (b) to the extent the Obligations are not satisfied in full in cash, (i) the Obligations shall not be discharged by the entry of a confirmation order (and each Loan Party, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the DIP Superpriority Claim granted to the Administrative Agent, the Lenders and the other Secured Parties pursuant to the DIP Order and the Liens granted to the Administrative Agent pursuant to the DIP Order shall not be affected in any manner by the entry of a confirmation order.

(d)  Perfection and Protection of Security Interests and Liens. The Loan Parties will from time to time deliver to the Administrative Agent all financing statements, amendments, assignments and continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by each Loan Party, as applicable, in form and substance satisfactory to the Administrative Agent, in each case, which the Administrative Agent requests for the purpose of perfecting, confirming, or protecting its Lien and security interest in Collateral for the purpose of securing the Obligations.

(e)  Offset. To secure the payment and performance of the Obligations, each Loan Party hereby grants the Administrative Agent and each Lender a security interest, lien, and right of offset, each of which shall be in addition to all other interests, liens, and rights of the Administrative Agent and the Lenders at common law, under this Agreement and the other Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all monies, securities or other property (and the proceeds therefrom) of the Loan Parties now or hereafter held or received by or in transit to the Administrative Agent or any Lender from or for the account of any Loan Party, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of any Loan Party with the Administrative Agent or any Lender, and (c) any other credits and claims of any Loan Party at any time existing against the Administrative Agent or any Lender, including claims under certificates of deposit. During the existence of any Event of Default, the Administrative Agent or any Lender is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to any Loan Party, any and all items hereinabove referred to against the Obligations then due and payable.

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(f)  The direct or indirect value of the consideration received and to be received by any Guarantor in connection herewith is reasonably worth at least as much as the liability and obligations of such Guarantor hereunder and under the other Loan Documents, and the incurrence of such liability and obligations in return for such consideration may reasonably be expected to benefit such Guarantor, directly or indirectly.

2.14.  Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of Administrative Agent or the L/C Issuer (with a copy to Administrative Agent), Borrower shall Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)  Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to Administrative Agent, for the benefit of the L/C Issuer, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (b) below. If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent and the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)  Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.14 or Section 2.15 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)  Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided that, subject to Section 2.15, the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided, further, that to the extent that such Cash Collateral was provided by Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

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2.15.  Defaulting Lenders.

(a)  Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)  Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders and Required Lenders.

(ii)  Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)  Certain Fees.

(A)  No Defaulting Lender shall be entitled to receive any commitment fee under Section 2.08(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

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(B)  Each Defaulting Lender shall be entitled to receive L/C Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C)  With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)  Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause such Non-Defaulting Lender’s Applicable Percentage of the Outstanding Amount to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)  Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b)  Defaulting Lender Cure. If the Borrower, the Administrative Agent and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)  New Letters of Credit. So long as any Lender is a Defaulting Lender, the L/C Issuer shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

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ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY

3.01.  Taxes.

(a)  Defined Terms. For the purposes of this Section 3.01, the term “Lender” includes the L/C Issuer and the term “applicable law” includes FATCA.

(b)  Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)  Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.

(d)  Indemnification by Borrower. Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (other than any such penalties, interest and expenses resulting from such Recipient’s gross negligence or willful misconduct provided that for purposes of clarification, contesting the payment of any such Indemnified Taxes shall not be considered gross negligence or willful misconduct), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or the L/C Issuer (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(e)  Indemnification by the Lenders. Each Lender shall severally indemnify Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of any Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this paragraph (e).

(f)  Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 3.01, Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

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(g)  Status of Lenders.

(i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or the Agent as will enable Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)  Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Borrower,

(A)  any Lender that is a U.S. Person shall deliver to Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)  any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Agent), whichever of the following is applicable:

(1)	in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)	executed originals of IRS Form W-8ECI;

(3)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

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(4)	to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-3 on behalf of each such direct and indirect partner;

(C)  any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and

(D)  if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.

(h)  Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(i)  Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document and the occurrence of the Release Date.

3.02.  Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrower through Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Agent), prepay (on a pro rata basis) or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due under Section 3.05 in accordance with the terms thereof due to such prepayment or conversion.

3.03.  Inability to Determine Rates. If Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of Lenders to make or maintain Eurodollar Rate Loans shall be suspended until Agent (upon the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04.  Increased Costs.

(a)  Increased Costs Generally. If any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the L/C Issuer;

CREDIT AGREEMENT – Page 54

(ii)  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Other Connection Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)  impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, L/C Issuer or other Recipient, Borrower will pay to such Lender, L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)  Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then, upon request of such Lender or the L/C Issuer, from time to time Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)  Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)  Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

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(e)  Protection Absolute. The protection of this Section 3.04 shall be available to each Lender and the L/C Issuer regardless of any potential contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

3.05.  Compensation for Losses. Upon demand of any Lender (with a copy to Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual loss, cost or expense incurred by it as a result of:

(a)  any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)  any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower; or

(c)  any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.14;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by Borrower to Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06.  Mitigation Obligations.

(a)  Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, (at the request of Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)  [Reserved].

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3.07.  Effect of Benchmark Transition Event.

(a)  Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Agent and Borrower may amend this Agreement to replace the Eurodollar Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective five (5) Business Days after Agent, with approval of the Borrower, has posted such proposed amendment to all Lenders and Borrower, so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Majority Lenders and the Borrower have delivered to Agent written notice that such Majority Lenders and the Borrower accept such amendment. No replacement of the Eurodollar Rate with a Benchmark Replacement pursuant to this Section 3.07 will occur prior to the applicable Benchmark Transition Start Date.

(b)  Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement other than the Borrower.

(c)  Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or Lenders pursuant to this Section 3.07, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their reasonable discretion and without consent from any other party hereto, except the Borrower, in each case, as expressly required pursuant to this Section 3.07 and the defined terms used herein.

(d)  Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans to be made, converted or continued during any Benchmark Unavailability Period, in each case without incurring any liability under Section 3.04, and, failing that, Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of the Base Rate based upon the Eurodollar Rate will not be used in any determination of the Base Rate.

3.08.  Survival. All of Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and the occurrence of the Release Date.

ARTICLE IV. RESERVED

ARTICLE V. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01.  Interim Facility Effective Date. The obligation of the L/C Issuer and each Lender to enter into and execute this Agreement and make Loans and other Credit Extensions hereunder during the Interim Period shall commence on the first Business Day (the “Interim Facility Effective Date”) when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Administrative Agent:

CREDIT AGREEMENT – Page 57

(a)  Agent’s receipt of the following, each of which shall be originals or electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Interim Facility Effective Date (or, in the case of certificates of governmental officials, a recent date before the Interim Facility Effective Date) and each in form and substance satisfactory to Agent and each of the Lenders:

(i)  executed counterparts of this Agreement and the other Loan Documents to be executed and delivered on or prior to such date, from each party hereto or thereto, as applicable, signed on behalf of such party, sufficient in number for distribution to Agent, each Lender and Borrower

(ii)  a Note executed by Borrower in favor of each Lender requesting a Note;

(iii)  such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)  such documents and certifications as Agent may require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of incorporation, formation or organization, as applicable;

(v)  a favorable opinion of counsel to the Loan Parties acceptable to Agent addressed to Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as Agent may reasonably request and in form and substance reasonably satisfactory to Agent;

(vi)  [reserved];

(vii)  a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 5.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the Petition Date that has had or could have, either individually or in the aggregate, a Material Adverse Effect;

(viii)  [reserved];

(ix)  a schedule of Swap Contracts then in force and effect; and

(x)  such other assurances, certificates, documents, consents or opinions as Agent, the L/C Issuer or the Majority Lenders may require.

(b)  Any fees required to be paid on or before the Interim Facility Effective Date, including the upfront fee described in Section 2.08(c), and all Transaction Expenses (as defined in the Restructuring Support Agreement) due and payable shall have been paid.

(c)  Unless waived by Agent, Borrower shall have paid all pre- and post-petition fees, charges and disbursements of counsel and Financial Advisor to Agent in accordance with Section 11.04(a) to the extent invoiced prior to or on the Interim Facility Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the Final Facility Effective Date (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Agent).

CREDIT AGREEMENT – Page 58

(d)  The Petition Date shall have occurred.

(e)  The Bankruptcy Court shall have entered the Interim Order and the Hedging Order within three (3) Business Days following the Petition Date, which Interim Order and Hedging Order (i) shall have been entered on the docket of the Bankruptcy Court and (ii) shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended in any respect without the prior written consent of the Administrative Agent and the Majority Lenders.

(f)  The Administrative Agent shall have received (i) a schedule of all “first day” motions and proposed orders to be filed with the Bankruptcy Court in connection with the commencement of the Chapter 11 Cases and (ii) in accordance with the Restructuring Support Agreement, copies of each of the “first day” motions and proposed orders that affect the rights or duties of the Secured Parties, the Prepetition Credit Agreement Agent, or the Prepetition Lenders, which orders shall be subject to the consent rights of the Administrative Agent as set forth in the Restructuring Support Agreement.

(g)  All first-day motions filed by the Loan Parties and/or their Subsidiaries, as applicable (including any motions related to any critical vendor or supplier motions) and related orders entered by the Bankruptcy Court in the Chapter 11 Cases shall be in form and substance reasonably satisfactory to the Administrative Agent.

(h)  All motions related to the DIP Facility and cash management, and related orders entered by the Bankruptcy Court (including the DIP Order and the Cash Management Order) shall be in form and substance satisfactory to the Administrative Agent.

(i)  All governmental and third-party consents, licenses and approvals required in connection with the DIP Facility shall have been obtained and remain in effect.

(j)  The making of the Loans and the issuance of the Letters of Credit, if any, shall not violate any applicable law or other requirement of a Governmental Authority and shall not have been enjoined, whether temporarily, preliminarily or permanently.

(k)  The Administrative Agent shall have received a 13-week cash flow forecast, containing line items of sufficient detail to reflect the Loan Parties’ projected receipts and disbursements for the 13-week period commencing on the Petition Date, in form and substance acceptable to the Administrative Agent and the Majority Lenders and conforming in all respects to the requirements of the “Initial Approved Budget” as defined in the DIP Order (the “Initial Budget”), together with a certificate of a Responsible Officer of the Borrower stating that such Initial Budget has been prepared on a reasonable basis and in good faith and is based on assumptions believed by the Borrower and each other Loan Party to be reasonable at the time made and from the best information then available to the Borrower and each Loan Party.

(l)  There has been no event or circumstance since the Petition Date that has had or could have, either individually or in the aggregate, a Material Adverse Effect.

(m)  The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, and, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in respect of the Borrower.

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(n)  The holders of the Prepetition Credit Agreement Obligations shall have received adequate protection in respect of the Liens securing such Prepetition Credit Agreement Obligations pursuant to, and on the terms set forth in, the Interim Order.

(o)  All Obligations shall be secured by a perfected Lien and security interest on all assets of the Loan Parties pursuant to, and such Lien and security interest shall have the priorities set forth in, the Interim Order, subject only to the Liens permitted by Section 8.01 and all filing and recording fees and taxes with respect to such Liens and security interests that are due and payable as of the Interim Facility Effective Date shall have been duly paid.

(p)  The Administrative Agent and the Lenders shall have received the Audited Financial Statements and the Unaudited Financial Statements.

(q)  Prior to the Petition Date, the Borrower and its Subsidiaries shall have terminated 75% of the sold call transactions for calendar year 2022 with the Lenders or their affiliates as of such date (such transactions, the “Terminated Calls” and the unpaid early termination amounts and any other amounts payable by the Borrower and its Subsidiaries in respect of such Terminated Calls, the “Terminated Call Exposure”).

(r)  The Restructuring Support Agreement shall be in full force and effect, and shall not have been terminated by the Debtors or the Consenting Stakeholders (as defined therein).

(s)  Prepetition Lenders representing a majority by number of Prepetition Lenders and holding 2/3 by amount of Prepetition Credit Agreement Obligations shall have become Lenders hereunder.

(t)  Prepetition Hedge Providers representing a majority by number of Prepetition Hedge Providers and holding 2/3 by amount of Prepetition Hedge Obligations shall have become Lenders hereunder.

Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the proposed Interim Facility Effective Date specifying its objection thereto.

5.02.  Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)  The representations and warranties of Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to Section 5.01(p) or clauses (a) and (b), respectively, of Section 7.01.

(b)  No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

CREDIT AGREEMENT – Page 60

(c)  Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)  Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Agent or the Majority Lenders may reasonably require.

(e)  All governmental and third-party consents, licenses and approvals required in connection with such Credit Extension shall have been obtained and remain in effect.

(f)  The making of such Credit Extension shall not violate any applicable law or other requirement of a Governmental Authority and shall not have been enjoined, whether temporarily, preliminarily or permanently.

(g)  The Administrative Agent shall have received all Budget updates and Variance Reports required in accordance with Section 7.02(l).

(h)  DIP Orders.

(i)  The Interim Order or Final Order, as applicable, and the Hedging Order shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the written consent of the Administrative Agent and the Majority Lenders.

(ii)  The Administrative Agent shall have received a true and complete copy of the applicable DIP Order.

(iii)  The Loan Parties shall be in compliance with the applicable DIP Order.

(i)  All “second day” orders filed on or after the Petition Date shall be subject to the consent rights of the Administrative Agent as set forth in the Restructuring Support Agreement.

(j)  No chapter 11 trustee or examiner with enlarged powers (other than a fee examiner) beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed with respect to the Loan Parties or their property without the consent of the Administrative Agent and the Majority Lenders.

(k)  Unless waived in writing by Agent, Borrower shall have paid all documented pre- and post-petition fees, charges and disbursements of Latham & Watkins LLP, one local counsel in each applicable jurisdiction and Financial Advisor to Agent to the extent due and payable and invoiced prior to or on the date of the proposed Credit Extension (or such fees, charges and disbursements will be paid with the proceeds of the proposed Credit Extension as authorized under the DIP Order).

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a), (b), (e), (f), (g), (i) and (j) have been satisfied on and as of the date of the applicable Credit Extension.

CREDIT AGREEMENT – Page 61

5.03.  Final Facility Effective Date. The obligation of the L/C Issuer and each Lender to make New Money Loans and other Credit Extensions hereunder during the Final Period shall commence on the first Business Day (the “Final Facility Effective Date”) when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Administrative Agent:

(a)  The Bankruptcy Court shall have entered the Final Order and the Hedging Order within thirty-five (35) days (or such later date consented to by the Administrative Agent and the Majority Lenders) following the Petition Date, which Final Order and Hedging Order (i) shall have been entered on the docket of the Bankruptcy Court and (ii) shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended in any respect without the prior written consent of the Administrative Agent and the Majority Lenders.

(b)  The Final Order shall, without limitation, approve the Roll-Up Facility.

(c)  The Administrative Agent shall have received all Budget updates and Variance Reports required in accordance with Section 7.01(l).

Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.03, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the proposed Final Facility Effective Date specifying its objection thereto.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Agent and the Lenders that:

6.01.  Existence, Qualification and Power. Subject to any restrictions arising on account of the Borrower’s or any Subsidiaries’ status as a “debtor” under the Bankruptcy Code as a result of the Chapter 11 Cases and entry of the DIP Order, each Loan Party and each Restricted Subsidiary thereof (a) if an entity, is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) if an entity, is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02.  Authorization; No Contravention. Subject to any restrictions arising on account of the Borrower’s or any Subsidiaries’ status as a “debtor” under the Bankruptcy Code as a result of the Chapter 11 Cases and entry of the DIP Order, the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries (except for such events as could not reasonably be expected to constitute a Material Adverse Effect) or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Restricted Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

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6.03.  Governmental Authorization; Other Consents. Subject to entry of the DIP Order, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with (each, a “Filing”), any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (i) Filings required by the Loan Documents, (ii) Filings that, if not made or obtained, would not cause a Default hereunder, and could not reasonably be expected to have a Material Adverse Effect, (iii) Filings that are customarily obtained after the closing of an acquisition of Mineral Interests, and (iv) Filings necessary in connection with the exercise of remedies under the Loan Documents.

6.04.  Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. Upon entry of the Interim Order or the Final Order, as applicable, this Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms (i) subject to any restrictions arising on account of the Borrower’s or any Subsidiaries’ status as a “debtor” under the Bankruptcy Code as a result of the Chapter 11 Cases and entry of the DIP Order and (ii) except as the enforceability thereof may be limited by (a) other applicable bankruptcy, insolvency, moratorium and other similar Laws affecting the enforcement of creditors’ rights generally and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

6.05.  Financial Statements; No Material Adverse Effect.

(a)  The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)  The Unaudited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)  Since the Petition Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)  The Budget was prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s best estimate of its future financial performance.

6.06.  Litigation. Other than the Chapter 11 Cases, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (c) is not otherwise subject to the automatic stay as a result of the Chapter 11 Cases.

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6.07.  No Default. Except to the extent subject to the automatic stay under the Chapter 11 Cases, no Loan Party is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

6.08.  Ownership of Property; Liens. Each Loan Party (i) has good record and defensible title to the Mineral Interests evaluated in the most recently delivered Reserve Report, as described in Section 6.21, and (ii) good title to the personal property used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party is subject to no Liens, other than Permitted Liens.

6.09.  Environmental Compliance. Borrower and its Restricted Subsidiaries have conducted in the ordinary course of business a review of claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that such claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or are otherwise subject to the automatic stay as a result of the Chapter 11 Cases.

6.10.  Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of any Loan Party, in such amounts (after giving effect to any self-insurance compatible with the following standards; provided the Loan Parties may not self-insure against, and must have policies of insurance for, business interruption and named windstorm coverage), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or the applicable Loan Party operates.

6.11.  Taxes. The Loan Parties have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, (b) to the extent otherwise excused or prohibited by the Bankruptcy Code, or (c) those not yet delinquent. There is no proposed tax assessment against Borrower or any Loan Party that would, if made, reasonably be expected to have a Material Adverse Effect.

6.12.  ERISA Compliance.

(a)  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS, is entitled to rely on a favorable opinion letter issued to the sponsor of a master or prototype plan adopted by Borrower or any ERISA Affiliate, or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

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(b)  There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)  (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6.13.  Subsidiaries. Neither the Borrower nor any other Loan Party have any Subsidiaries other than those set forth on Schedule 6.13. Each Restricted Subsidiary and Unrestricted Subsidiary has been so designated on Schedule 6.13.

6.14.  Margin Regulations; Investment Company Act.

(a)  Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)  None of Borrower, any Person Controlling Borrower, or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.15.  Disclosure.

(a)  Borrower has disclosed to Agent and Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; and provided further, that projections concerning volumes attributable to Mineral Interests or wells and production and costs estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections, and the Loan Parties do not warrant that such estimates and projections will ultimately prove to have been accurate.

(b)  As of the Interim Facility Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

6.16.  Compliance with Laws. Each Loan Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, subject to any restrictions arising on account of the Borrower’s or any other Subsidiaries’ status as a “debtor” under the Bankruptcy Code.

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6.17.  Intellectual Property; Licenses, Etc. The Loan Parties own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without material conflict with the rights of any other Person. To the best knowledge of Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.18.  Rights in Collateral; Priority of Liens.

(a)  The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof and the proper notice for (x) the motions seeking approval of the Loan Documents and the DIP Facility and (y) the hearings for the approval for the DIP Order were given in each case. The Borrower has given, on a timely basis, as specified in the DIP Order, all notices required to be given on or prior to the date of this representation to all parties specified in the DIP Order.

(b)  The provisions of this Agreement and the Interim Order (with respect to the Interim Period) or the Final Order (with respect to the Final Period), as the case may be, are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, legal, valid and perfected DIP Liens on and security interests in all right, title and interest in the Collateral, having the priority set forth in the Loan Documents, including the DIP Order, and enforceable against the Loan Parties.

(c)  Pursuant to Section 364(c)(1) of the Bankruptcy Code and the DIP Order, all Obligations and all other obligations of the Loan Parties under the Loan Documents constituting DIP Superpriority Claims shall be allowed by the Bankruptcy Court, and shall at all times be senior to the rights of Loan Parties, the estates of Loan Parties, and any successor trustee or estate representative in the Chapter 11 Cases or any subsequent proceeding or case under the Bankruptcy Code or any other Debtor Relief Law, subject only to the Carve-Out.

6.19.  Concerning the Collateral. The Mortgaged Properties are described in and covered by the Reserve Reports that have previously been delivered to and relied upon by Agent and Lenders in connection with this Agreement, and the Loan Parties own at least the decimal percentage Mineral Interest in such properties as specified in such engineering reports.

6.20.  Swap Contracts. As of the Interim Facility Effective Date, except as set forth on Schedule 6.20, no Loan Party is a party or subject to any Swap Contract. Each report delivered pursuant to Section 7.02(b) sets forth a true and complete list of (i) all Swap Contracts of Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, and the counterparty to each such agreement.

6.21.  Engineering Reports. Each Loan Party owns or will own the net interest and production attributable to the wells and units evaluated in the most recent Reserve Report it has previously furnished to Agent, except such as may result from customary provisions of operating agreements requiring parties thereto to pay the share of costs of a defaulting party or allowing for the acquisition of the interests of any nonparticipating parties. The ownership of such properties shall not in the aggregate in any material respect obligate such Loan Party to bear costs and expenses relating to the maintenance, development and operations of such properties in an amount materially in excess of the working interests of such properties as shown in such Reserve Report. Each Loan Party has paid all royalties payable under the oil and gas leases to which it is an operator, except to those contested in accordance with the terms of the applicable joint operating agreement or otherwise contested in good faith by appropriate proceedings. Upon delivery of each Reserve Report furnished to Lenders pursuant to Section 7.02(d) hereof, the statements made in the preceding sentences of this Section 6.21 shall be true with respect to such Reserve Report.

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6.22.  Gas Balancing Agreements and Advance Payment Contracts. As of the Interim Facility Effective Date, (a) there is no Material Gas Imbalance, and (b) the aggregate amount of all Advance Payments received by any Loan Party under Advance Payment Contracts that have not been satisfied by delivery of production does not exceed $1,000,000.

6.23.  Warranties and Collateral Documents. Subject to entry of the DIP Order and any representation and warranty impacted on account of the Borrower’s or any of its Subsidiaries’ status as a “debtor” under the Bankruptcy Code, all of the warranties of all Loan Parties set forth in the Collateral Documents, including without limitation those with respect to performance of obligations under oil, gas or mineral leases, sale of production and operation of properties mortgaged to Agent, are true and correct in all material respects.

6.24.  Tax Shelter Regulations. Borrower does not intend to treat Loans and/or Letters of Credit as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify Agent thereof. If Borrower so notifies Agent, Borrower acknowledges that one or more Lenders may treat its Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

6.25.  Anti-Corruption Laws and Sanctions. Borrower has implemented and maintains in effect policies and/or procedures designed to ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Borrower, its Subsidiaries and, to the knowledge of Borrower, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects. None of (a) Borrower or any Subsidiary or (b) to the knowledge of Borrower, any of their respective directors, officers, employees or agents, is a Sanctioned Person. No Credit Extension or use of proceeds of any Credit Extension will violate Anti-Corruption Laws or applicable Sanctions.

6.26.  Accounts. Schedule 6.26 attached hereto sets forth as of the Interim Facility Effective Date a complete and accurate list of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party.

6.27.  Marketing of Production. Except for contracts listed on Schedule 6.27 and in effect on the Interim Facility Effective Date, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially below the subject property’s delivery capacity), no material agreements exist which are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from the Borrower’s or its Subsidiaries’ hydrocarbons (including, without limitation, calls on or other rights to purchase production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the Interim Facility Effective Date.

6.28.  Affected Financial Institution. No Loan Party is an Affected Financial Institution.

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6.29.  DIP Order. The DIP Order and the transactions contemplated hereby and thereby are in full force and effect and have not been vacated, reversed, modified, amended or stayed without the prior written consent of the Administrative Agent and the Majority Lenders.

ARTICLE VII. AFFIRMATIVE COVENANTS

Until the Release Date, Borrower shall, and shall (except in the case of the covenants set forth in Sections 7.01, 7.02, and 7.03) cause each Restricted Subsidiary (and in the case of the covenant set forth in Section 7.17, that is a Qualified ECP Guarantor) to:

7.01.  Financial Statements. Deliver to Agent a sufficient number of copies for delivery by Agent to each Lender, in form and detail reasonably satisfactory to Agent and the Majority Lenders:

(a)  as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower, a consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of a Registered Public Accounting Firm of reputable standing reasonably acceptable to Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any qualification or exception as to the scope of such audit; and

(b)  as soon as available, but in any event within 45 days after the end of each fiscal quarter of each fiscal year of Borrower (excluding the last fiscal quarter of Borrower’s fiscal year), a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

7.02.  Certificates; Other Information. Deliver to Agent a sufficient number of copies for delivery by Agent to each Lender, in form and detail reasonably satisfactory to Agent and the Majority Lenders:

(a)  concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of its independent certified public accountants certifying such financial statements;

(b)  concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed (subject to Section 7.02(h)) Compliance Certificate signed by a Responsible Officer of Borrower and (i) a summary of all Swap Contracts then in existence entered into by any Loan Party, including the material terms thereof (the type, term, effective date, termination date and notional amounts or volumes), and the net mark-to-market value therefor, which are not listed on Schedule 6.20, and (ii) a specification in any change in the identity of the Restricted Subsidiaries, Guarantors and Unrestricted Subsidiaries at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries, Guarantors and Unrestricted Subsidiaries, respectively, provided to the Agent as of the Interim Facility Effective Date, or the end of the most recent fiscal year or period, as the case may be;

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(c)  promptly after any request by Agent or any Lender, copies of any detailed audit reports, final management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any Restricted Subsidiary, or any audit of any of them;

(d)  (i) on or before April 1 of each year, a Reserve Report prepared by independent reservoir engineers reasonably acceptable to the Administrative Agent, (ii) on or before October 1 of each year, a Reserve Report prepared by, at Borrower’s option, independent reservoir engineers reasonably acceptable to the Administrative Agent or Borrower’s own engineers (which shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report), and (iii) with each Reserve Report, a lease operating statement and a schedule comparing the net revenue interests of each well, lease or unit mortgaged to Agent as reflected on each applicable Collateral Document, to the net revenue interests for such properties reflected in the Reserve Report, along with an explanation as to any material discrepancies between the two net revenue interest disclosures;

(e)  promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent generally to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Agent pursuant hereto;

(f)  promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Restricted Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 7.01 or any other clause of this Section 7.02;

(g)  promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Restricted Subsidiary thereof;

(h)  as soon as available, but in any event within 45 days after the end of the last fiscal quarter of Borrower’s fiscal year, a Compliance Certificate containing only paragraph 6 thereof and a completed Schedule 3 thereto (which paragraph 6 and Schedule 3 need not be included in the Compliance Certificate delivered with the financial statements referred to in Section 7.01(a) pursuant to Section 7.02(b));

(i)  promptly after the request by the Administrative Agent, the L/C Issuer or any Lender, all documentation and other information that the Administrative Agent, the L/C Issuer or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation;

(j)  [reserved];

(k)  in accordance with the applicable requirements set forth in the Restructuring Support Agreement, copies of all pleadings and motions to be filed by or on behalf of the Debtors with the Bankruptcy Court or the United States Trustee in the Chapter 11 Cases, or to be distributed by or on behalf of the Debtors to any statutory committee of unsecured creditors appointed in the Chapter 11 Cases (other than emergency pleadings or motions where, despite such Debtor’s commercially reasonable efforts, any such applicable notice is impracticable, in which case any such emergency pleadings or motions will be delivered in no event later than the day after such filing or distribution);

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(l)  any Supplemental Approved Budget, Actuals Report, Variance Report and AP Aging Report (each as defined in the DIP Order) within the timeframes set forth in, and in accordance with the requirements of, the DIP Order;

(m)  promptly upon entering into any Swap Agreements or transactions thereunder, a summary of all Swap Contracts then in existence entered into by any Loan Party, including the material terms thereof (the type, term, effective date, termination date and notional amounts or volumes); and

(n)  promptly, such additional information regarding the business, financial or corporate affairs of Borrower or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(e) (to the extent any such documents are filed or are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether the SEC website, a commercial, third-party website or website sponsored by the Agent); provided that: (i) Borrower shall deliver paper copies of such documents to the Agent or any Lender that requests Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) Borrower shall notify the Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Borrower hereby acknowledges that (a) Agent will make available to Lenders and the L/C Issuer materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrower or its securities) (each, a “Public Lender”). Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Agent, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) Agent and Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

7.03.  Notices. (a) Promptly notify Agent and each Lender in writing:

(i)  of the occurrence of any Default or Event of Default;

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(ii)  whether or not subject to the automatic stay in the Chapter 11 Cases, of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including, but not limited to, (i) any breach or non-performance of, or any default under, a Contractual Obligation of Borrower or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Borrower or any Restricted Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Borrower or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws;

(iii)  of the occurrence of any ERISA Event;

(iv)  of any material change in accounting policies or financial reporting practices by any Loan Party; and

(v) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a)(i) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

(b)  Borrower shall give Agent three (3) Business Days’ prior written notice (or such shorter period as may be acceptable to Agent in its sole discretion) of any proposed voluntary termination of any Swap Contract of a Pre-Petition Lender Swap Contract with a Swap Termination Value in excess of $5,000,000 or of any repurchase of a sold call transaction entered into before the Petition Date.

7.04.  Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrower or such Restricted Subsidiary, or such liability is not yet delinquent or such payment is excused by, or is otherwise prohibited by, the provisions of the Bankruptcy Code or order of the Bankruptcy Court; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrower or such Restricted Subsidiary or such payment is excused by, or is otherwise prohibited by, the provisions of the Bankruptcy Code or order of the Bankruptcy Court.

7.05.  Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

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7.06.  Maintenance of Properties. Subject to any necessary order or authorization of the Bankruptcy Court, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

7.07.  Maintenance of Insurance. (a) Maintain with financially sound and reputable insurance companies not Affiliates of Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards; provided the Loan Parties may not self-insure against, and must have policies of insurance for, business interruption and named windstorm coverage) as are customarily carried under similar circumstances by such other Persons; and (b) use commercially reasonable efforts to cause the operator of its oil and gas properties to keep its oil and gas properties insured at all times against risks and to the extent that like properties are customarily insured by other operators engaged in the same or similar activities. All such insurance policies maintained by the Loan Parties (but not those provided by other operators) shall (1) provide that Agent shall receive prompt notice of any claims filed thereunder; and (2) contain a standard mortgagee clause in favor of Agent with loss payable for all claims in excess of $25,000 to Agent; and (3) provide that no adverse alteration or cancellation thereof shall be effective as against Agent until thirty (30) days after written notice of such alteration or cancellation is given to Agent. Borrower shall deliver to Agent certificates of insurance as and when requested by Agent.

7.08.  Compliance with Laws. Subject to any necessary order or authorization of the Bankruptcy Court, (a) comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect and (b) maintain in effect and enforce policies and/or procedures designed to ensure compliance by Borrower, its Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

7.09.  Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the material assets and business of Borrower or such Restricted Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or such Restricted Subsidiary, as the case may be.

7.10.  Inspection Rights. Permit representatives and independent contractors of Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants at the expense of Borrower at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower; provided, however, that when an Event of Default exists Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at any time during normal business hours and without advance notice; and provided further, that any such inspections of foreign properties (other than foreign Mortgaged Properties) and Foreign Subsidiaries shall be permitted only if reasonably necessary. With respect to properties or wells not operated by a Loan Party, Borrower’s obligation shall be limited to making reasonable efforts to provide such access subject to Contractual Obligations applicable to Loan Parties related to such access by Loan Parties or their representatives.

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7.11.  Use of Proceeds. Use the proceeds of Loans solely (a) to pay fees and expenses required hereunder or in the DIP Order, (b) to finance the working capital and capital expenditure needs of the Borrower and its Subsidiaries and for general corporate purposes of the Borrower and its Subsidiaries in accordance with the Budget, (c) to pay fees, interest and expenses associated with the DIP Facility, (d) to fund the First Lien Adequate Protection (as defined in the DIP Order), and (e) to fund the costs of the administration of the Chapter 11 Case (including the Carve-Out), in each case (except for the Carve-Out), subject to the Budget and the Permitted Variances; provided that upon entry of the Interim Order, the Borrower shall repay the Terminated Call Exposure in full and that during the Interim Period, any proceeds of Loans shall be used first to repay the Terminated Call Exposure in full and thereafter shall be used as otherwise permitted by this Agreement. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of Regulations T, U and X of the FRB. No part of the proceeds of any Loan nor any other cash collateral of the Loan Parties will be used to permit any Loan Party or any other party in interest or its representatives to challenge or otherwise contest or institute any proceeding to determine (x) the validity, perfection or priority of security interests in favor of the Lenders of the Prepetition Lenders or (y) the enforceability of the obligations of any Loan party under either this Agreement or the Prepetition Credit Agreement. No part of the proceeds of any Loan nor any other cash collateral of the Loan Parties will be used to investigate, commence or prosecute any claim, motion, proceeding or cause of action against any of the Administrative Agent, the Lenders, the Prepetition Credit Agreement Agent or the Prepetition Lenders, each in such capacity, and their respective agents, attorneys, advisors or representatives, including any lender liability claims or subordination claims. Letters of Credit will be issued only to support general corporate purposes of the Borrower and its Restricted Subsidiaries. The proceeds of the Loans shall be applied by the Borrower for uses solely to the extent that any such application of proceeds shall be in compliance with the then-effective Budget pursuant to the terms set forth in Section 7.02(l), including the Permitted Variances (as defined in the DIP Order).

7.12.  [Reserved].

7.13.  Title Data. In addition to any other title information requirements of this Agreement, upon the request of Majority Lenders, cause to be delivered to Agent such title opinions and other title information regarding title to Mineral Interests in oil and gas properties owned by Borrower and any other Loan Party as are appropriate to determine the status thereof.

7.14.  [Reserved].

7.15.  Collateral. Comply at all times with the requirements of Section 2.13 such that the representations and warranties contained in Section 6.18 shall be true and correct at all times.

7.16.  Further Assurances. Make, execute or endorse, acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trust, mortgages, assignments, financing statements or other assurances, and take any and all such other actions as Agent may from time to time deem reasonably necessary or appropriate in connection with this Agreement or any of the other Loan Documents (i) to cure any defects in the Loan Documents, or (ii) to evidence further or more fully describe, perfect or realize on the Collateral, or (iii) to perfect, protect or preserve any liens pursuant to any of the Loan Documents.

7.17.  Commodity Exchange Act Keepwell Provisions.

(a)  Undertake, and cause each Restricted Subsidiary that is a Qualified ECP Guarantor to undertake, unconditionally and irrevocably to provide such funds or other support as may be needed from time to time by each Benefiting Guarantor in order for such Benefiting Guarantor to honor its obligations (without giving effect to Section 7.17(b)) under the Guaranty and any Collateral Document including obligations with respect to Swap Contracts (provided, however, that the Borrower shall only be liable under this Section 7.17(a) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.17(a), or otherwise under this Agreement or any Loan Document, as it relates to such Benefiting Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section 7.17(a) shall remain in full force and effect until all Obligations (other than contingent indemnification and expense obligations) are paid in full, and all of the Lenders’ Commitments are terminated. The Borrower intends that this Section 7.17(a) constitute, and this Section 7.17(a) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Benefiting Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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(b)  Notwithstanding any other provision of this Agreement or any other Loan Document, the Obligations guaranteed by any Loan Party or secured by the grant of any Lien by any Loan Party shall exclude all Excluded Swap Obligations of such Loan Party.

7.18.  Unrestricted Subsidiaries.

(a)  Cause the management, business and affairs of the Borrower and its Subsidiaries to be conducted in such a manner (including by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting properties of the Borrower and the Restricted Subsidiaries to be commingled with those of Unrestricted Subsidiaries) so that each Unrestricted Subsidiary that is a corporation or limited liability company will be treated as an entity separate and distinct from the Borrower and the Restricted Subsidiaries.

(b)  Cause each Unrestricted Subsidiary (i) to refrain from maintaining its assets in such a manner that would make it costly or difficult to segregate, ascertain or identify as its individual assets from those of any other Loan Party and (ii) to observe all corporate, limited liability company or partnership, as applicable, formalities.

7.19.  Carve-Out.

(a)  Upon the occurrence of the Trigger Notice Date, the Borrower shall deposit amounts into the applicable Carve-Out Accounts as set forth in the DIP Order.

(b)  The Secured Parties shall retain automatically perfected and continuing first priority security interests in any residual interest in the Carve-Out Accounts available following satisfaction in full of all obligations benefiting from the Carve-Out. Promptly (but in no event later than five (5) Business Days) following the satisfaction in full of obligations benefiting from the Carve-Out, the Borrower shall deliver any residual interest in the Carve-Out Accounts, if any, to the Administrative Agent.

7.20.  Cash Management. The Loan Parties and their respective Subsidiaries shall maintain their cash management system as it existed prior to the Petition Date for the benefit of the entire DIP Facility, with such changes as may be required by an order of the Bankruptcy Court (including the Cash Management Order) and/or made with the consent of the Administrative Agent and the Majority Lenders.

7.21.  Chapter 11 Milestones. Each Chapter 11 Milestone will be satisfied in accordance with the terms applicable to such Chapter 11 Milestone set forth in Schedule 7.21 hereto.

7.22.  Marketing Activities. The Borrower will not, and will not permit any of their respective Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than marketing activities and such contracts of the Borrower and its Subsidiaries (i) as are in effect on the Petition Date and (ii) as entered into from time to time in the ordinary course of business of the Borrower and its Subsidiaries on terms customary in the oil and gas business.

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7.23.  Swap Contracts.

(a)  As soon as reasonably practical following entry of the Hedging Order, the Borrower shall, and shall cause its Subsidiaries to use commercially reasonable efforts to enter into Swap Contracts and constituting Acceptable Hedge Transactions with Swap Lenders to hedge prices on natural gas expected to be produced by the Loan Parties based on the Reserve Report delivered to the Administrative Agent on or before October 1, 2020, as required by the terms of the Prepetition Credit Agreement, covering notional volumes of natural gas representing not less than (x) 80% of projected production from proved developed producing reserves for calendar year 2021 and (y) 60% of projected production from proved developed producing reserves for calendar year 2022 (collectively, the “Required Swap Contracts”).

(b)  Within five (5) Business Days of the Petition Date, the Borrower shall, and shall cause its Subsidiaries to enter into an Amended ISDA (as defined in the Restructuring Support Agreement) with any Swap Lender willing to enter into such Amended ISDA within such time period.

7.24.  Restructuring Support Agreement. The Loan Parties party to the Restructuring Support Agreement shall remain in compliance at all times with the Restructuring Support Agreement subject to the terms thereof, including all notice, cure or grace periods.

ARTICLE VIII. NEGATIVE COVENANTS

Until the Release Date, Borrower agrees that it shall not, and, as applicable, shall not permit any Restricted Subsidiary to, directly or indirectly:

8.01.  Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (collectively, the “Permitted Liens”):

(a)  Liens securing the Obligations;

(b)  Liens existing on the Petition Date and listed on Schedule 8.01, provided that (i) the property covered thereby is not changed, (ii) the principal amount secured or benefited thereby is not extended, renewed, refunded, refinanced or increased, and (iii) the direct or any contingent obligor with respect thereto is not changed;

(c)  Liens for taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or such payment is excused by, or is otherwise prohibited by, the provisions of the Bankruptcy Code or order of the Bankruptcy Court, provided, no action to enforce such Lien has been commenced, except to the extent subject to the automatic stay under the Chapter 11 Cases or not consented to by the Borrower;

(d)  carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, operator’s, landlord’s, customs’ or other like Liens arising by operation of law in the ordinary course of business each of which is in respect of obligations, provided, no action to enforce such Lien has been commenced, except to the extent subject to the automatic stay under the Chapter 11 Cases or not consented to by the Borrower;

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(e)  pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation which are not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, other than any Lien imposed by ERISA, provided, no action to enforce such Lien has been commenced, except to the extent subject to the automatic stay under the Chapter 11 Cases or not consented to by the Borrower;

(f)  Liens on cash deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)  easements, rights-of-way, surface leases and other similar rights in respect of surface operations, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and are customary and usual in the oil and gas industry, and which do not in any case materially detract from the value or operation of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)  Liens securing judgments for the payment of money not constituting an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgments shall not have been fully terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced;

(i)  Liens securing Indebtedness permitted under Section 8.03(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and additions and accessions thereto and proceeds thereof and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(j)  contracts, agreements, lease provisions, defects and irregularities which were in effect when the properties were acquired and which were not such as to materially interfere with the operation, value or use thereof;

(k)  royalties, overriding royalties, reversionary interests, production payments and similar lease burdens which are granted in the ordinary course of business in the oil and gas industry and which are deducted in the calculation of discounted present value in the Reserve Reports delivered to Agent hereunder;

(l)  contractual Liens which arise in the ordinary course of business under sale contracts, joint operating agreements, or other arrangements for the exploration, development, production, transportation, gathering, processing or sale of hydrocarbons which would not deprive Borrower and the Restricted Subsidiaries of any material right in respect of their assets or properties, in each case which are usual and customary in the oil and gas business, provided, no action to enforce such Lien has been commenced, except to the extent subject to the automatic stay under the Chapter 11 Cases or not consented to by the Borrower;

(m)  Gas Balancing Agreements in existence on the Petition Date; provided that the amount of all gas imbalances known to any Responsible Officer of a Loan Party and the amount of all production which has been paid for but not delivered shall have been disclosed or otherwise taken into account in the Reserve Reports delivered to the Agent hereunder;

(n)  Liens to secure plugging and abandonment obligations, including the Texaco Lien;

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(o)  Liens encumbering the Construction Collateral;

(p)  Liens securing the financing of insurance premiums in an aggregate principal amount not to exceed the amount of such insurance premiums and incurred in the ordinary course of business; provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(q)  Liens arising by virtue of any statutory or common law provision or customary deposit account terms relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the FRB and no such deposit account is intended by the Borrower or any other Loan Party to provide collateral to the depository institution, provided, further, that no action to enforce such Lien has been commenced, except to the extent subject to the automatic stay under the Chapter 11 Cases or not consented to by the Borrower;

(r)  [reserved];

(s)  [reserved];

(t)  [reserved];

(u)  Liens, titles and interests of lessors of software and other intangible personal property licensed, and personal property leased, by such lessors to the Loan Parties, restrictions and prohibitions on encumbrances and transferability with respect to such property and such Loan Party’s interests therein imposed by such licenses or leases, and Liens and encumbrances encumbering such lessors’ titles and interests in such property, and to which such Loan Party’s license or leasehold interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record; provided that such Liens do not secure Indebtedness and do not encumber property of the Loan Parties other than the property that is subject to such licenses or leases;

(v)  Liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code;

(w)  Liens securing Prepetition Credit Agreement Obligations; provided that such Liens are subject to the terms and conditions of the DIP Order; and

(x)  Adequate Protection Liens to the extent, and subject to the terms and conditions, set forth in the DIP Order;

provided that no intention to subordinate the Liens granted in favor of the Secured Parties is to be hereby implied or expressed by the existence of any Lien permitted pursuant to this Section 8.01.

8.02.  Investments. Make or permit to remain outstanding any Investments, except:

(a)  Investments held by Borrower or such Restricted Subsidiary in the form of cash equivalents or short-term marketable debt securities;

(b)  Investments of Borrower or any Restricted Subsidiary in any Loan Party;

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(c)  Investments consisting of extensions of credit in the nature of accounts receivable, notes receivable, extensions of credit to customers and suppliers, prepaid expenses, deposits and endorsements of negotiable instruments for collection arising in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(d)  Guarantees constituting Indebtedness permitted by Section 8.03;

(e)  Investments consisting of (i) temporary investments in securities of the United States or Canada having maturities not in excess of one (1) year, (ii) demand deposits and certificates of deposit issued by any Lender, (iii) readily marketable commercial paper rated “A-1” by S&P Global Ratings (or similar rating by any similar organization which rates commercial paper), (iv) readily marketable direct obligations of any state of the United States of America or any province of Canada or any political subdivision of any such state or province given on the date of such investment a credit rating of at least AA by S&P Global Ratings due within one year from the acquisition thereof, (v) repurchase agreements with respect to the investments referred to in the preceding clauses (i) through (iv) with any bank or trust company organized under the Laws of the United States of America or any province of Canada or any state or province thereof and having combined capital, surplus and undivided profits of not less than $500,000,000 (as of the date of its most recent financial statements) and having deposits that have received one of the two highest ratings obtainable from S&P Global Ratings, (vi) eurodollar time accounts or eurodollar certificates of deposit each with any bank or trust company organized under the Laws of the United States of America or any province of Canada or any state or province thereof having combined capital, surplus and undivided profits of not less than $500,000,000 (as of the date of its most recent financial statements) and having deposits that have received one of the two highest ratings obtainable from S&P Global Ratings, and (vii) demand or time deposits not to exceed $10,000,000 in the aggregate outstanding at any time with banks or other financial institutions in countries (other than the United States or Canada) where a Loan Party has assets or operations;

(f)  solely to the extent in existence on the Petition Date, Investments in direct ownership interests in Mineral Interests, wells, gas gathering systems or other field facilities including but not limited to crew boats and other vessels, shore facilities, storage barges, seismic data and surveys, in each case related to such Mineral Interests or wells, or in the form of or pursuant to farm-out, farm-in, participation agreements, joint operating agreements, or area of mutual interests agreements or other similar arrangements which are usual and customary in the oil and gas exploration and production business;

(g)  solely to the extent in existence on the Petition Date, Investments in the Designated Investment Entities listed on Schedule 8.02;

(h)  [reserved];

(i)  [reserved];

(j)  solely to the extent in existence on the Petition Date, Investments in joint ventures formed to own and operate midstream assets;

(k)  solely to the extent in existence on the Petition Date, Investments in Unrestricted Subsidiaries;

(l)  Investments permitted under Section 8.09; and

(m)  Investments in accordance with the Budget.

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8.03.  Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)  Indebtedness in respect of the Obligations;

(b)  Indebtedness outstanding on the Petition Date and listed on Schedule 8.03;

(c)  Guarantees of Borrower or any Restricted Subsidiary in respect of Indebtedness otherwise permitted hereunder of Borrower or any wholly-owned Restricted Subsidiary;

(d)  obligations (contingent or otherwise) of Borrower or any Restricted Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation; and (ii) such Swap Contract otherwise complies with the provisions of Section 8.09;

(e)  [reserved];

(f)  Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 8.01(i) incurred prior to the Petition Date;

(g)  Indebtedness associated with bonds or other surety obligations required in connection with the operation of the business of the Loan Parties;

(h)  endorsements of negotiable instruments for collection in the ordinary course of business;

(i)  Indebtedness representing deferred compensation to employees of Borrower or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(j)  Indebtedness consisting of Cash Management Obligations and other Indebtedness in respect of net services, overdraft protections and similar arrangements, in each case (x) in connection with cash managing and deposit accounts and (y) incurred in the ordinary course of business;

(k)  unsecured intercompany Indebtedness arising out of an Investment permitted under Section 8.02 so long as such Investment is in or with a Loan Party, provided that any such Indebtedness shall be subject to subordination terms reasonably satisfactory to Agent;

(l)  obligations under Advance Payment Contracts so long as the production covered thereby has not been included in the most recent Reserve Report furnished to Agent;

(m)  oil and gas balancing obligations incurred in the ordinary course of business and permitted pursuant to Section 8.14;

(n)  Indebtedness consisting of the financing of insurance premiums in an aggregate principal amount not to exceed the amount of such insurance premiums and incurred in the ordinary course of business;

(o)  Senior Notes outstanding as of the Petition Date;

(p)  Indebtedness secured by Adequate Protection Liens to the extent, and subject to the conditions, set forth in the DIP Order; and

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(q)  Indebtedness under the Construction Loan outstanding on the Petition Date.

8.04.  Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except for Dispositions permitted under Section 8.05.

8.05.  Dispositions. Make or permit any Disposition or Swap Termination Event, except:

(a)  Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)  Dispositions of equipment to the extent that (i) such equipment is exchanged for credit against the purchase price of similar replacement equipment of comparable value and utility or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement equipment;

(c)  Dispositions of property by Borrower or any Restricted Subsidiary to Borrower or a Guarantor;

(d)  to the extent constituting Dispositions, Restricted Payments permitted by Section 8.06;

(e)  Sales of hydrocarbons, including pursuant to Advance Payment Contracts permitted by this Agreement and Swap Contracts permitted by this Agreement, in the ordinary course of business and at then-prevailing market prices as reasonably determined by such Loan Party;

(f)  Dispositions consisting of any compulsory pooling or unitization not subject to the automatic stay under the Chapter 11 Cases and ordered by a Governmental Authority with jurisdiction over each Loan Party’s Mineral Interests in its oil and gas properties;

(g)  Dispositions in connection with the expiration or termination of farm-outs, participations or other similar agreements in the ordinary course of business of undeveloped acreage or undrilled depths and assignments in connection therewith, provided that the aggregate fair market value for all such Dispositions shall not exceed $5,000,000 without the consent of Agent and the Majority Lenders;

(h)  [reserved];

(i)  leases, subleases, licenses or sublicenses of property other than Mortgaged Properties in the ordinary course of business and which do not materially interfere with the value of such property, provided that the aggregate fair market value for all such Dispositions shall not exceed $5,000,000 without the consent of Agent and the Majority Lenders;

(j)  transfers of property subject to any condemnation or eminent domain (or deed in lieu thereof) upon receipt of the casualty proceeds of such event;

(k)  Dispositions in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of Borrower, are not material to the conduct of the business of Borrower and its Restricted Subsidiaries;

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(l) Dispositions of Investments in the Designated Investment Entities to the extent required by, or made pursuant to buy/sell arrangements between joint venture parties set forth in, joint venture arrangements and similar binding agreements in existence on the Petition Date and not subject to the automatic stay under the Chapter 11 Cases;

(m) [reserved];

(n) Dispositions of cash equivalent Investments in the ordinary course of business in exchange for cash or other cash equivalent Investments of fair market value;

(o) [reserved];

(p) any Swap Termination Event, subject to the making of the mandatory prepayment required under Section 2.04(f);

(q) [reserved];

(r) [reserved];

(s) [reserved]; or

(t) Dispositions pursuant to an order of the Bankruptcy Court; provided that the Bankruptcy Court order authorizing such Disposition shall be subject to prior consent of the Administrative Agent and the Majority Lenders.

provided, however, that (1) any Disposition pursuant to clauses (e), (g), and (n) shall be for fair market value, and (2) no Disposition pursuant to clauses (d), (f), (g), and (l) may be made if a Default shall exist or would result from such Disposition.

8.06. Restricted Payments. Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom, each Restricted Subsidiary may make Restricted Payments to Borrower and Guarantors.

8.07. Change of Operator. Cease for any reason to be the operator of (i) any of the Mortgaged Properties which it is operating as of the Interim Facility Effective Date, and (ii) any properties that it subsequently acquires and takes over operations.

8.08. Letters of Credit. Enter into any letter of credit facility or other accommodation for posting cash collateral and/or issuing letters of credit without the prior written consent of the Administrative Agent.

8.09. Swap Contracts. Enter into any Swap Contract, except:

(a) Commodity Contracts. Following entry of the Hedging Order, Swap Contracts entered into to hedge prices on oil, natural gas and natural gas liquids expected to be produced by the Loan Parties, provided that at all times:

(i) no such contract fixes a price for a term of more than 60 months from the date that such Swap Contract is executed;

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(ii) other than basis differential swaps, basis hedging arrangements and any repurchases (whether effectuated via mutually agreeable close-out or purchase of offsetting options) of sold call transactions entered into prior to the Petition Date (or expirations thereof), the notional volumes for which (when aggregated with other Swap Contracts then in effect other than basis differential swaps) do not exceed, as of the date such Swap Contract is executed, (A) 90% of the reasonably anticipated projected Oil and Gas Production for each calendar month in the calendar year 2021 for each of crude oil, natural gas and natural gas liquids, calculated separately and (B) for any other time period, 80% of the reasonably anticipated projected Oil and Gas Production for each calendar month for each of crude oil, natural gas and natural gas liquids, calculated separately;

(iii) each such Swap Contract is with a Lender or an Affiliate of a Lender;

(iv) no such commodity Swap Contracts shall be permitted to be in a form other than (A) swap transactions covering identical volumes of crude oil, natural gas or natural gas liquids and identical months, (B) deferred premium purchased puts for volumes of crude oil, natural gas or natural gas liquids, (C) collars (other than three-way collars) covering identical volumes of crude oil, natural gas or natural gas liquids and identical months, (D) sold call transactions entered into prior to the Petition Date, (E) mutually negotiated close-out of, or purchase of offsetting options to terminate, (in whole or in part) sold call transactions entered into prior to the Petition Date, other than on a deferred premium basis or (F) basis differential swaps or basis hedging arrangements;

(v) the Loan Parties shall not novate, offset or otherwise terminate any Swap Contract entered into to hedge prices on oil, natural gas and natural gas liquids expected to be produced by the Loan Parties if such action would have the effect of cancelling, offsetting or otherwise reducing positions under Required Swap Contracts (x) without the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed) or (y) pursuant to the Hedging Order; it being understood that options used to modify sold call transactions in accordance with Section 8.09(a)(iv)(D) shall be permitted, and that this provisions shall not limit the assignment or transfer or novation of any Swap Contract from one Lender or Affiliate of a Lender to another Lender or Affiliate of a Lender; and

(vi) no such contract (other than a Lender Swap Contract) requires Borrower to post, or otherwise pledge as collateral, any money, assets, or other security against the event of its nonperformance prior to actual default by Borrower in performing its obligations thereunder.

(b) Interest Rate Contracts. Swap Contracts entered into by Borrower or a Restricted Subsidiary with the purpose and effect of fixing interest rates on a principal amount of indebtedness of Borrower or a Restricted Subsidiary that is accruing interest at a variable rate, provided that (1) the term does not extend past the Maturity Date, (2) the aggregate notional amount of such contracts never exceeds 75% of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated by using a generally accepted method of matching interest swap contracts to declining principal balances, (3) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract, (4) no such Swap Contract (other than a Lender Swap Contract) requires Borrower to put up money, assets, or other security against the event of its nonperformance prior to actual default by Borrower in performing its obligations thereunder, (5) each such contract is with (i) a Lender or an Affiliate of a Lender or (ii) a counterparty who is unsecured who at the time the contract is entered into maintains a minimum debt rating of BBB or Baa2 as determined either by S&P Global Ratings or Moody’s Investors Service, Inc. and (6) such Swap Contract is otherwise acceptable to Agent.

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(c) Currency Swaps. Swap Contracts entered into by Borrower or a Restricted Subsidiary with the purpose and effect of fixing the rate of exchange between two currencies with respect to the amount of the payments to be made or received by Borrower or a Restricted Subsidiary in one of such currencies pursuant to an agreement, provided that (1) the term does not extend past the Maturity Date, (2) no such contract (other than a Lender Swap Contract) requires Borrower to put up money, assets, or other security against the event of its nonperformance prior to actual default by Borrower in performing its obligations thereunder, (3) each such contract is with (i) a Lender or an Affiliate of a Lender or (ii) a counterparty who is unsecured who at the time the contract is entered into maintains a minimum debt rating of BBB or Baa2 as determined either by S&P Global Ratings or Moody’s Investors Service, Inc. and (4) such Swap Contract is otherwise acceptable to Agent.

8.10. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Borrower and its Restricted Subsidiaries on the date hereof or any business substantially related or incidental thereto.

8.11. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower (other than Borrower or any wholly-owned Restricted Subsidiary of Borrower), whether or not in the ordinary course of business, other than on fair and reasonable terms that are substantially as favorable to Borrower or such Restricted Subsidiary as would be obtainable by Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

8.12. Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement, any other Loan Document, the Prepetition Credit Agreement and any other Prepetition Loan Document) that limits the ability (i) of any Domestic Restricted Subsidiary to make Restricted Payments to Borrower or any Guarantor, or (ii) of any Domestic Restricted Subsidiary to Guarantee the Indebtedness of Borrower, in each case other than any such Contractual Obligation relating to, or arising or existing by reason of, (a) provisions in corporate charters, bylaws, stockholders agreements, partnership agreements, limited liability agreement, and similar agreements, (b) applicable Law or any applicable rule, regulation or order, (c) encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Borrower or any Guarantor or the ability of Borrower or such Guarantor to realize such value, or to make any distributions relating to such property or assets in each case in any material respect, (d) as required by any regulatory authority having jurisdiction over Borrower or any Domestic Restricted Subsidiary or any of the their businesses.

8.13. Use of Proceeds. (a) Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, or (b) use the proceeds of any Credit Extension (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in either case in violation of applicable Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

8.14. Gas Balancing Agreements and Advance Payment Contracts. (a) Incur, become or remain liable for, or permit any other Loan Party to incur, become or remain liable for, (i) any Material Gas Imbalance, or (ii) Advance Payments under Advance Payment Contracts which are to be satisfied by delivery of production unless such Advance Payment Contract is permitted under Section 8.03(l), or (b) include any production sold pursuant to an Advance Payment Contract in any Reserve Report furnished to Agent.

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8.15. Accounting Changes. Make or permit any (a) material change in its accounting policies or reporting practices, except as may be required or permitted by GAAP or (b) change to the fiscal year of any Loan Party or of any of its Subsidiaries.

8.16. Cash Management. Establish or maintain a deposit account, securities account or commodity account except as may be permitted by an order of the Bankruptcy Court (including the Cash Management Order) and/or with the consent of the Administrative Agent.

8.17. Unrestricted Subsidiaries.

(a) Incur, assume, guarantee or be or become liable for any Indebtedness of any of the Unrestricted Subsidiaries, other than guarantees of Indebtedness of Mule Sky, LLC existing as of the Petition Date that constitute Investments made in compliance with Section 8.02.

(b) Permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Indebtedness of, the Borrower or any Restricted Subsidiary.

8.18. Limitation on Modification and Prepayment of Indebtedness.

(a) Make, directly or indirectly, cancellations, terminations, prepayments, repayments, purchases, repurchases, or other Redemptions of or in respect of any Indebtedness for borrowed money other than the Obligations or Swap Termination Events, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the cancellation, termination prepayment, purchase, repurchase or other Redemption of any Indebtedness other than the Obligations or Swap Termination Events, in each case, other than as permitted or required by the DIP Orders or approved by the Bankruptcy Court and consented to by the Administrative Agent and the Majority Lenders.

(b) Amend, restate, supplement, waive or otherwise modify, or permit the amendment, restatement, supplement, waiver or other modification of, any provision of any documentation relating to any Indebtedness for borrowed money other than the Obligations, in each case, other than as permitted or required by the DIP Orders or approved by the Bankruptcy Court and consented to by the Administrative Agent and the Majority Lenders.

8.19. Key Employee Plans.

(a) Enter into any key employee incentive plan or key employee retention plan, other than such plans as in effect as of the Petition Date.

(b) Amend or modify any existing key employee incentive plan or key employee retention plan, unless such plan, amendment or modification is reasonably satisfactory to the Administrative Agent and the Majority Lenders.

8.20. Superpriority Claims and Bankruptcy Orders.

(a) Create or permit to exist any Superpriority Claim other than as permitted by the DIP Order (including the Carve-Out) or the Hedging Order.

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(b) Permit any Subsidiary to (i) obtain or seek to obtain any stay from the Bankruptcy Court on the exercise of the Administrative Agent’s or any Lender’s remedies hereunder or under any other Loan Document, except as specifically provided in the DIP Order, (ii) without the consent of the Majority Lenders, seek to change or otherwise modify any DIP Order or other order in the Bankruptcy Court with respect to the DIP Facility or (iii) without the consent of the Majority Lenders, propose, file, consent, solicit votes with respect to or support any chapter 11 plan or debtor in possession financing unless (x) such plan or financing would, on the date of effectiveness, indefeasibly pay in full in cash all Obligations or (y) such plan is an Approved Plan of Reorganization.

8.21. Variance Covenant. Fail to comply in any respect with the Budget Covenants set forth in the DIP Order.

8.22. Capital Expenditures. Permit the aggregate amount of capital expenditures (exclusive of joint interest billing expenses owed by any Loan Party to a third party) in any calendar month to exceed $25,000,000 (the “Capital Expenditure Cap”); provided that any unused portion of the Capital Expenditure Cap in any calendar month may be applied towards capital expenditures in succeeding calendar months; provided, further that the Capital Expenditure Cap may be increased subject to the consent of the Agent and the Majority Lenders.

8.23. Subsidiaries. The Borrower will not form any new Subsidiaries after the Petition Date.

ARTICLE IX. EVENTS OF DEFAULT AND REMEDIES

9.01. Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within three Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 1.08, 7.01, 7.02(b), 7.02(d), 7.02(j), 7.02(k), 7.02(l), 7.02(m), 7.03, 7.05, 7.10, 7.11, 7.14, 7.15, 7.18, 7.19, 7.20, 7.21 or Article VIII; or

(c) Other Defaults. (i) Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in this Agreement on its part to be performed or observed and such failure continues unremedied for five (5) Business Days after notice thereof from Agent or Agent is notified of such Default or should have been so notified pursuant to the provisions of Section 7.03(a), whichever is earlier; or (ii) any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above or in the preceding clause (i) of this subsection (c)) contained in any other Loan Document on its part to be performed or observed and such failure continues unremedied beyond any grace or cure period therein provided; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be materially incorrect or misleading when made or deemed made; or

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(e) Cross-Default. Borrower or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness incurred on or after the Petition Date or otherwise not subject to the automatic stay in the Chapter 11 Cases or Guarantee thereof (in each case, other than Indebtedness hereunder and Indebtedness under Swap Contracts), or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee thereof or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, (i) such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or (ii) an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or (iii) such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

(f) [Reserved]; or

(g) [Reserved]; or

(h) Judgments. Unless subject to the automatic stay in the Chapter 11 Cases, there is entered against Borrower or any Restricted Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding $1,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower or any ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000; or

(j) Invalidity of Loan Documents. Until the Release Date has occurred, any Loan Document or any provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document or any provision thereof (other than manifest error); or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or any provision thereof; or

(k) Swap Contracts. There shall occur under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract to which Borrower or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract), or (2) any Termination Event (as so defined) under such Swap Contract as to which Borrower or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by Borrower or such Restricted Subsidiary as a result thereof exceeds $1,000,000; or

(l) [Reserved]; or

(m) Change of Control. There occurs any Change of Control with respect to any Loan Party; or

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(n) Chapter 11 Cases. The Chapter 11 Cases are dismissed or the Chapter 11 Cases are converted to cases under Chapter 7 of the Bankruptcy Code, or any motion is filed by any of the Loan Parties seeking dismissal of the Chapter 11 Cases (provided that the foregoing does not prohibit the Loan Parties from filing a motion to close or dismiss any of the Chapter 11 Cases to be effective on or after the effective date of the Approved Plan of Reorganization) or conversion of the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code; or

(o) Appointment of Trustee. Without the prior written consent of the Administrative Agent and the Majority Lenders, a trustee, a responsible officer or an examiner with enlarged powers (other than a fee examiner) beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code is appointed in relation to the operation of the business of any Loan Party in the Chapter 11 Cases; or

(p) Termination of Restructuring Support Agreement. The occurrence of the Termination Date (as defined in the Restructuring Support Agreement) other than upon the occurrence of the Plan Effective Date; or

(q) Superpriority Claim. The Bankruptcy Court grants a Superpriority Claim or Lien on the Collateral which is pari passu with or senior to the DIP Superpriority Claims or DIP Liens of the Secured Parties, in each case other than with respect to the Carve-Out or as permitted by the DIP Order or the Hedging Order; or

(r) Entry of Orders. The Bankruptcy Court fails to enter (i) the Interim Order and Hedging Order within three (3) days (or a later date consented to by the Administrative Agent and the Majority Lenders) after the Petition Date or (ii) the Final Order within thirty-five (35) days (or a later date consented to by the Administrative Agent and the Majority Lenders) after the Petition Date; or

(s) Chapter 11 Orders. (i) Any material provision of the Interim Order, Hedging Order or Final Order, as applicable, fails to be in full force and effect, (ii) the Interim Order, Hedging Order or Final Order, as applicable, is (A) vacated, stayed or reversed, or (B) modified or amended in any respect without the prior written consent of the Administrative Agent and the Majority Lenders in their reasonable discretion, (iii) any Loan Party fails to comply with any material provision of the Interim Order, Hedging Order or Final Order, as applicable, (iv) any order is entered in the Chapter 11 Cases charging any of the Collateral, including under Section 506(c) or Section 552(b) of the Bankruptcy Code, (v) any action is commenced by any Loan Party which is adverse to the Secured Parties or their rights and remedies under the DIP Facility in the Chapter 11 Cases, (vi) the exclusivity periods set forth in Section 1121 of the Bankruptcy Code are modified (other than modifications to increase the exclusivity period) or terminated or expire, (vii) the Final Order fails to provide that each of the Administrative Agent, the Lenders, the Prepetition Credit Agreement Agent and the Prepetition Lenders are entitled to rights and benefits of Section 552(b) of the Bankruptcy Code, and, following the entry of the Final Order, the “equities of the case” shall not apply, or (viii) if the Final Order provides that the Secured Parties shall be subject to the equitable doctrine of “marshaling” or any other similar doctrine with respect to any Collateral; or

(t) Indebtedness and other Payables. (i) Any Loan Party pays (by way of adequate protection or otherwise) any principal or interest or other amount on account of any prepetition Indebtedness or payables other than as agreed herein or pursuant to the consent of the Administrative Agent or as described in the DIP Order or pursuant to any order approving any “first day” motions or as permitted by the Budget (subject to Permitted Variances) or (ii) any order or filing is entered which authorizes or approves (or seeks authorization or approval of) any additional postpetition financing not otherwise permitted hereunder, or any Liens on the Collateral not otherwise permitted hereunder, other than pursuant to the Carve-Out; or

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(u) Relief from Automatic Stay. The Bankruptcy Court enters any order or orders granting relief from any stay of proceeding (including, without limitation, the automatic stay under the Chapter 11 Cases) so as to allow a third party or third parties to proceed against assets of any Loan Party valued in excess of $5,000,000 or to permit other actions that would have a Material Adverse Effect on any Loan Party or its estate; or

(v) Plan of Reorganization. Unless otherwise agreed in writing by the Majority Lenders or pursuant to the terms of the DIP Order, (x) any plan of reorganization or (y) any motion to approve any sale or other disposition of all or a material portion of the Collateral securing the Loans pursuant to Section 363 of the Bankruptcy Code is, in each case of (x) and (y), filed by the Debtors or confirmed by the Bankruptcy Court other than, in each case of (x) and (y), an Approved Plan of Reorganization; or

(w) Liens and Obligations. (i) any Liens granted with respect to the DIP Facility or the Obligations shall cease to be valid, perfected and enforceable in all respects with the priority set forth in the DIP Order (other than upon a release by reason of a transaction that is expressly permitted under the Loan Documents) or any Loan Party contests in any manner the validity, perfection or enforceability of any such Lien or its priority as set forth in the DIP Order; (ii) the Obligations shall cease to be valid and enforceable or shall cease to have the superiority claims status set forth in the DIP Order (other than upon a release by reason of a transaction that is expressly permitted under the Loan Documents) or any Loan party contests in any manner the validity or enforceability of the Obligations or their priority as set forth in the DIP Order; (iii) the disallowance, expungement, extinguishment or impairment of any portion of the Obligations or (iv) any Loan Party denies that it has any or further liability or obligation under any such Lien or in respect of the Obligations, or purports to revoke, terminate or rescind any such Lien or Obligation; or

(x) Chapter 11 Milestones. Any Chapter 11 Milestone is not satisfied in accordance with the terms relating to such Chapter 11 Milestone set forth in Schedule 7.21 hereto; or

(y) Credit Bidding. Any order is entered precluding or otherwise limiting the Prepetition Credit Agreement Agent or the Administrative Agent from “credit bidding”.

9.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, Agent shall, at the request of, or may, with the consent of, the Majority Lenders, take any or all of the following actions without needing to obtain relief from the automatic stay under Section 362 of the Bankruptcy Code:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, reduced or restricted, whereupon such commitments and obligation shall be terminated, reduced or restricted immediately (in the case of restricted commitments, unless and until the Majority Lenders and the Administrative Agent shall reinstate the same in writing);

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder (other than Indebtedness outstanding under Swap Contracts) or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;

(c) require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents, at law or in equity, or under the DIP Order, including all rights and remedies set forth in paragraph 14 of the Interim Order (and any corresponding paragraph of the Final Order).

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9.03. Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Agent (including fees and time charges for attorneys who may be employees of Agent)) payable to Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and L/C Fees) payable to Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid L/C Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of (i) that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (ii) Obligations (including all Prepetition Hedge Obligations) related to any Lender Swap Contract or Secured Cash Management Agreement and (iii) amounts to Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among Lenders, the L/C Issuer, and any Swap Lender and any Cash Management Party, in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full in cash, held as required by the Bankruptcy Court and/or at Law.

Notwithstanding the foregoing, amounts received from Borrower or any Guarantor that is not an Eligible Contract Participant shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Obligations other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause “Fourth” above from amounts received from Eligible Contract Participants to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Excluded Swap Obligations described in such clause “Fourth” are the same as the proportional aggregate recoveries with respect to other Obligations pursuant to such clause).

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Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Lender Swap Contracts shall be excluded from the application described above if Agent has not received written notice thereof, together with such supporting documentation as Agent may request, from the applicable Cash Management Party or Swap Lender, as the case may be. Each Cash Management Party or Swap Lender not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Agent pursuant to the terms of Article X hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE X. ADMINISTRATIVE AGENT

10.01. Appointment and Authorization of Administrative Agent.

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Scotiabank to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. Other than the rights of the Loan Parties under Section 10.06, (i) the provisions of this Article are solely for the benefit of Agent, the Lenders and the L/C Issuer, and (ii) neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. All benefits and amenities provided to Agent in this Article shall also apply to Arranger in its capacity as sole lead arranger and sole bookrunner. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a Swap Lender and Cash Management Party) and the L/C Issuer hereby irrevocably appoints and authorizes the Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Agent, shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto.

10.02. Rights as a Lender. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Agent hereunder and without any duty to account therefor to Lenders.

10.03. Exculpatory Provisions. Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Agent:

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(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity.

Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders or the Required Lenders, as applicable (or such other number or percentage of the Lenders as shall be necessary, or as Agent shall believe in good faith shall be necessary, under the circumstances provided in Sections 9.02 and 11.01), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to Agent by Borrower, a Lender or the L/C Issuer.

Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent.

10.04. Reliance by Administrative Agent. Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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10.05. Delegation of Duties. Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Agent. Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.06. Resignation of Agent.

(a) Agent may at any time give notice of its resignation to Lenders, the L/C Issuer and Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, subject to the consent of Borrower (but no such consent shall be required if a Default is then continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to) on behalf of Lenders and the L/C Issuer, appoint a successor Agent meeting the qualifications set forth above, subject to the consent of Borrower (but no such consent shall be required if a Default is then continuing). Whether or not a successor has been appointed, such resignation shall nonetheless become effective (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower and such Person remove such Person as Agent and appoint a successor, subject to the consent of Borrower (but no such consent shall be required if a Default is then continuing). If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Majority Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Majority Lenders and Borrower, if applicable, appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

(d) Any resignation by Scotiabank as Agent pursuant to this Section shall also constitute its resignation as L/C Issuer, and additionally, the L/C Issuer may resign at any time by giving 30 days’ prior notice to Agent, the Lenders and Borrower. After the resignation of the L/C Issuer hereunder, the retiring L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, renew or increase any existing Letter of Credit, including, without limitation, any Letter of Credit with an auto-extend feature (for the avoidance of doubt, the retiring L/C Issuer is authorized to notify each beneficiary of each Letter of Credit (in accordance with the terms of such Letter of Credit) that any such Letter of Credit will not be renewed, extended or increased, automatically or otherwise). Upon the acceptance of a successor’s appointment as Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

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10.07. Non-Reliance on Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, no bookrunner, Arranger or other Lender holding a title listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Agent, a Lender or the L/C Issuer hereunder.

10.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, the L/C Issuer and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, the L/C Issuer and Agent and their respective agents and counsel and all other amounts due Lenders, the L/C Issuer and Agent under Sections 2.03(i) and (j), 2.08 and 11.04) allowed in such judicial proceeding; and

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(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders and the L/C Issuer, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.

10.10. Collateral and Guarantor Matters.

(a) Each Lender and the L/C Issuer hereby irrevocably authorizes and directs Agent to enter into the Collateral Documents for the benefit of such Lender and the L/C Issuer. Each Lender and the L/C Issuer hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth in Section 11.01, any action taken by the Majority Lenders, in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Majority Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and the L/C Issuer. Agent is hereby authorized (but not obligated) on behalf of all of the Lenders and the L/C Issuer, without the necessity of any notice to or further consent from any Lender or the L/C Issuer from time to time prior to, an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

(b) Each Lender and the L/C Issuer (including in its capacities as a Cash Management Party and Swap Lender) hereby irrevocably authorize Agent, at its option and in its discretion (and Agent hereby agrees in the case of clauses (i) and (iii) below),

(i) to release any Lien on any property granted to or held by Agent under any Loan Document (A) upon (I) termination of the Aggregate Commitments, (II) irrevocable payment in full in cash of all Obligations (other than (x) contingent indemnification obligations and (y)  any other obligations or liabilities, which by their terms expressly survive the termination of the Loan Documents), (III) the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to Agent and the L/C Issuer shall have been made) and (IV) the payment in full in cash of all Obligations arising from the expiration, termination or unwinding of, or the novation to a financial institution which is not a Lender of, all then existing Lender Swap Contracts (other than those as to which other arrangements satisfactory to the applicable Swap Lender shall have been made) (the date upon which all of the matters described in the preceding subclauses (A)(I) through (A)(IV) of this Section shall have occurred shall be herein called, the “Release Date”), (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (C) subject to Section 11.01, if approved, authorized or ratified in writing by the Majority Lenders, (D) in connection with any foreclosure sale or other disposition of Collateral after the occurrence of an Event of Default, or (E) which release is otherwise required by this Agreement;

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(ii) to subordinate any Lien on any property granted to or held by Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement or any other Loan Document, or if necessary, release such Lien; and

(iii) to release any Guarantor from its obligation under any Guaranty of such Person if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by Agent at any time, each Lender and the L/C Issuer will confirm in writing Agent’s authority to release or subordinate its interest in particular types or items of Collateral pursuant to this Section 10.10.

(c) Subject to (b) above, Agent shall (and is hereby irrevocably authorized by each Lender and the L/C Issuer to) execute such documents as may be necessary to evidence the release or subordination of the Liens granted to Agent for the benefit of Agent and Lenders and the L/C Issuer herein or pursuant hereto upon the applicable Collateral; provided that (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to or create any liability or entail any consequence other than the release or subordination of such Liens without recourse or warranty and (ii) such release or subordination shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower or any other Loan Party in respect of) all interests retained by Borrower or any other Loan Party, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Agent shall be authorized to deduct all expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

(d) Agent shall have no obligation whatsoever to any Lender, the L/C Issuer or any other Person to assure that the Collateral exists or is owned by Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted to Agent herein or in any of the Collateral Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Section 10.10 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent’s own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders or the L/C Issuer.

(e) Each Lender and the L/C Issuer hereby appoints each other Lender as agent for the purpose of perfecting Lenders’ and the L/C Issuer’s security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender or the L/C Issuer (other than Agent) obtain possession of any such Collateral, such Lender or the L/C Issuer shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to the Agent or in accordance with Agent’s instructions.

(f) Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

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(g) The Secured Parties further irrevocably authorize the Administrative Agent, at its option and in its discretion, without the necessity of any notice to or further consent from the Secured Parties, at the direction of the Majority Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) or Dispose of (or to consent to any such Disposition of) all or any portion of the Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, or pursuant to any plan of reorganization, or at any sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Law.

10.11. Cash Management Agreements and Swap Contracts. No Cash Management Party or Swap Lender that obtains the benefits of Section 9.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) or any amendment or waiver of this Agreement or any other Loan Document, in each case other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Lender Swap Contracts unless the Agent has received written notice of such Obligations, together with such supporting documentation as the Agent may request, from the applicable Cash Management Party or Swap Lender, as the case may be.

10.12. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

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(iv) such other representation, warranty and covenant as may be agreed in writing between Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by Agent under this Agreement, any Loan Document or any documents related hereto or thereto)

ARTICLE XI. MISCELLANEOUS

11.01. Amendments, Etc. Except as otherwise provided in Section 3.07(a) or elsewhere in this Section 11.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Borrower or the applicable Loan Party, as the case may be, and the Majority Lenders and acknowledged by Agent, or signed by the Borrower or the applicable Loan Party, as the case may be, and the Agent with the consent of the Majority Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 5.01(a) without the written consent of each Lender; provided, however, in the sole discretion of Agent, only a waiver by Agent shall be required with respect to immaterial matters or items specified in Section 5.01(a)(iii) or (iv) with respect to which Borrower has given assurances satisfactory to Agent that such items shall be delivered promptly following the Interim Facility Effective Date;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Majority Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest or L/C Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

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(e) change Section 2.05, Section 2.12 or Section 9.03 in a manner that would alter the pro rata terminations, reductions or sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(f) change any provision of this Section or the definition of “Majority Lenders” or “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(g) release any Guarantor from any Guaranty or release the Liens on all or substantially all of the Collateral in any transaction or series of related transactions except in accordance with the terms of any Loan Document, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to the Lenders required above, affect the rights or duties of Agent under this Agreement or any other Loan Document; (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (iv) nothing contained in this Section 11.01 shall cause any waiver, amendment, modification or consent to any Lender Swap Contract or Secured Cash Management Agreement to require the consent of the Majority Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding the foregoing and any provision in any Loan Document which requires the signatures of the Lenders, the Required Lenders or the Majority Lenders as a condition to the effectiveness of an amendment or waiver with respect to such Loan Document, each Lender party hereto consents to the effectiveness upon execution by Agent and the applicable Loan Party or Loan Parties of the Guaranty.

Notwithstanding anything herein or in any Loan Document to the contrary, each Lender consents to each amendment, modification, supplement or waiver to (x) any Collateral Document now or hereafter executed by the Borrower and Agent, which is executed and delivered in order to add Collateral pledged pursuant to such Collateral Document, release any Collateral in accordance with the terms hereof or update any schedules to such Collateral Document, (y) any Loan Document now or hereafter executed by the Borrower and Agent which is executed and delivered in order to cure an ambiguity, omission, mistake or defect in such Loan Document, or (z) Schedule 1.01 or Schedule 6.13 to the extent either schedule is delivered to Agent pursuant to the terms of this Agreement.

Notwithstanding anything herein or in any Loan Document to the contrary, the Majority Roll-Up Lenders may (without the consent of any other Lenders or the Agent), on behalf of all Roll-Up Lenders, agree that the full amount of the Roll-Up Loans will not be required to be repaid in cash on the Termination Date, but instead shall be treated in any manner approved by the Majority Roll-Up Lenders; provided that no such treatment shall contradict the pro rata sharing provision of Section 2.12, or otherwise provide for any non-pro rata treatment without the consent of all Roll-Up Lenders.

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If (1) conditions (I), (II) and (III) to the Release Date have been satisfied other than payment in full of all Obligations arising under clause (ii) or clause (iii) of the definition of the term “Obligations” and (2) no Loan Party has any outstanding Indebtedness, liability or obligations in connection with a first lien revolving credit facility that are secured by a Lien on the Collateral (or any commitment relating to any such revolving credit facility), other than (x) Obligations arising under clause (ii) or clause (iii) of the definition of the term “Obligations” and guaranties thereof and (y) contingent indemnification obligations under any such first lien revolving credit facility, then (A) any reference to “Lenders” or “Majority Lenders” in this Agreement or any other Loan Document with respect to rights to provide instructions to the Administrative Agent or other agents with respect to enforcement against Collateral shall be deemed to be a reference to the Secured Parties to whom Obligations remain outstanding and any voting shall be based upon the outstanding amount of such Obligations, and (B) any reference to “Events of Default” as conditions precedent to such enforcement rights shall be deemed to be a reference to “events of default” or “termination events,” howsoever described, under the outstanding Lender Swap Contracts or Secured Cash Management Agreements, as applicable. The rights of the Secured Parties under Lender Swap Contracts and Secured Cash Management Agreements granted pursuant to clauses (A) and (B) of the preceding sentence shall immediately terminate if (x) clause (1) of the preceding sentence is at any time not true, or (y) both of the following conditions are fulfilled at any time: (I) clause (2) of the preceding sentence is at any time not true, and (II) the Obligations owed to such Secured Parties are secured equally and ratably in the Collateral with the Indebtedness, liabilities and obligations under such first lien revolving credit facility.

11.02. Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or delivered by electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Borrower, Agent or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

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(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or Agent’s transmission of Borrower Materials through the Internet and/or Platform, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, Agent and the L/C Issuer may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to Borrower, Agent and the L/C Issuer. In addition, each Lender agrees to notify Agent from time to time to ensure that Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Laws.

(e) Reliance by Agent. L/C Issuer and Lenders. Agent, the L/C Issuer and Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Agent may be recorded by Agent, and each of the parties hereto hereby consents to such recording.

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11.03. No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (i) the Majority Lenders shall have the rights otherwise ascribed to Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Majority Lenders, enforce any rights and remedies available to it and as authorized by the Majority Lenders.

11.04. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Borrower shall pay, on a monthly basis (and in any event promptly following receipt of invoices in respect thereof), without the requirement of prior Bankruptcy Court approval and whether incurred before or after the Petition Date, (i) all out of pocket expenses incurred by Agent, Arranger and their Affiliates (including the reasonable fees, charges and disbursements of counsel and the Financial Advisor for Agent and Arranger), in connection with the Chapter 11 Cases and the restructuring contemplated by the Approved Plan of Reorganization, the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by Agent, Arranger, any Lender or the L/C Issuer (including engineering charges and the fees, charges and disbursements of any counsel or the Financial Advisor for Agent, Arranger, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of Agent, Arranger, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. No attorney or advisor to the Administrative Agent, any Lender or the L/C Issuer shall be required to file an application seeking compensation for services or reimbursement of expenses with the Bankruptcy Court.

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(b) Indemnification by the Borrower. Borrower shall indemnify Agent (and any sub-agent thereof), Arranger, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee (other than the Agent) for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Borrower shall also pay any civil penalty or fine assessed by OFAC against, and all costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof, by Agent and/or the Lenders as a result of conduct by Borrower that violated a sanction enforced by OFAC. This Section 11.04(b). shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to Agent (or any sub-agent thereof), Arranger, the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Agent (or any such sub-agent), Arranger, the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Agent (or any such sub-agent), Arranger or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(c).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

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(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the occurrence of the Release Date.

11.05. Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Agent, the L/C Issuer or any Lender, or Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless Agent otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. (a) Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned and (b) each assignment of any Lender’s Commitments and/or New Money Loans (including any partial assignment thereof) shall include an assignment in the same proportion of such Lender’s Roll-Up Loans (and vice versa);

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) [reserved];

(B) the consent of Agent shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the L/C Issuer shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding);

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

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(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment, provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.

(c) Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Agent’s office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

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(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that would adversely affect the superpriority status of the claims or Liens on the Collateral. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section and shall be subject to Section 11.07. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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(g) Reserved.

(h) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Scotiabank assigns all of its Commitment and Loans pursuant to subsection (b) above, Scotiabank may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Scotiabank as L/C Issuer. If Scotiabank resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Scotiabank to effectively assume the obligations of Scotiabank with respect to such Letters of Credit.

11.07. Treatment of Certain Information; Confidentiality. Each of Agent, Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section in favor of Borrower, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to Borrower and its obligations, this Agreement or payments hereunder, (g) with the consent of Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower, or (i) on a confidential basis to (x) any rating agency in connection with rating Borrower or its Subsidiaries or the Loans, or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans. For purposes of this Section, “Information” means all information received from or on behalf of Borrower or any Subsidiary relating to Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary, provided that, in the case of Information received after the date hereof, such information is clearly identified at the time of delivery as confidential. Notwithstanding the foregoing, “Information” shall not include, and Agent and each Lender may disclose without limitation of any kind, any information with respect to “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulations Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall apply only to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

11.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency, but excluding deposits held in any account designated as a fiduciary account) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Agreement (including without limitation obligations under Swap Contracts) or any other Loan Document to such Lender or the L/C Issuer or any such Affiliate, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent, the L/C Issuer, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify Borrower and Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

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11.09. Interest Rate Limitation. It is the intention of the parties hereto to conform strictly to Applicable Usury Laws regarding the use, forbearance or detention of the indebtedness evidenced by this Agreement, the Notes and the other Loan Documents, whether such Laws are now or hereafter in effect, including the Laws of the United States of America or any other jurisdiction whose Laws are applicable, and including any subsequent revisions to or judicial interpretations of those Laws, in each case to the extent they are applicable to this Agreement, the Notes and the other Loan Documents (the “Applicable Usury Laws”). Accordingly, if any acceleration of the maturity of the Notes or any payment by Borrower or any other Person produces a rate in excess of the Maximum Amount or otherwise results in Borrower or such other Person being deemed to have paid any interest in excess of the Maximum Amount, or if Agent or any of the Lenders shall for any reason receive any unearned interest in violation of any Applicable Usury Laws, or if any transaction contemplated hereby would otherwise be usurious under any Applicable Usury Laws, then, in that event, regardless of any provision contained in this Agreement or any other Loan Document or other agreement or instrument executed or delivered in connection herewith, the provisions of this Section 11.09 shall govern and control, and neither Borrower nor any other Person shall be obligated to pay, or apply in any manner to, any amount that would be excessive interest. Agent or the Lenders shall never be deemed to have contracted for or be entitled to receive, collect, charge, reserve or apply as interest on any Loan (whether termed interest therein or deemed to be interest by judicial determination or operation of law), any amount in excess of the Maximum Amount, and, in the event that Agent or any of the Lenders ever receive, collect, or apply as interest any such excess, such amount which would be excessive interest shall be applied as a partial prepayment of principal and treated hereunder as such, and, if the principal amount of the applicable Loans are paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest contracted for, received, collected, charged reserved, paid or payable, including under any specific contingency, exceeds the Maximum Amount, Borrower, Agent and the Lenders shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize and spread the total amount of interest throughout the entire stated term of the Loans so that the interest rate is uniform throughout such term; provided that if the Loans are paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, if any, then Agent or the Lenders shall refund to Borrower the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all Loans made by Agent or the Lenders. As used herein, the term “Maximum Amount” means the maximum nonusurious amount of interest which may be lawfully contracted for, reserved, charged, collected or received by Agent or such Lender in connection with the indebtedness evidenced by this Agreement, the Notes and other Loan Documents under all Applicable Usury Laws, and the term “Maximum Rate” has a corresponding meaning. Texas Finance Code, Chapter 346, which regulates certain revolving loan accounts and revolving tri-party accounts, shall not apply to any revolving loan accounts created under, or apply in any manner to, the Notes, this Agreement or the other Loan Documents.

11.10. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof; provided further that in the event of any inconsistency between the terms and conditions of the Loan Documents and the DIP Order, the provisions of the DIP Order shall govern and control. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by Agent and when Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (including PDF) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Agent and each Lender, regardless of any investigation made by Agent or any Lender or on their behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect until the Release Date.

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11.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.13. Legal Representation of Agent. In connection with the negotiation, drafting and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Winstead PC only has represented and only shall represent Scotiabank in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Winstead PC does not represent it in connection with any such matters.

11.14. Replacement of Lenders. If any Lender is a Defaulting Lender,

then Borrower may, at its sole expense and effort, upon notice to such Lender and/or Participant and the Agent, require such Lender and/or Participant to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 or Section 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) Borrower shall have paid to the Agent the assignment fee specified in Section 11.06(b);

(b) such Lender and/or Participant shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender or Participant shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or Participant or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply. Notwithstanding the foregoing, a Lender shall not be required to make any such assignment and delegation if such Lender (or its Affiliate) is a Swap Lender with any outstanding Lender Swap Contract, unless on the date thereof or prior thereto, all such Lender Swap Contracts have been terminated or novated to another Person and such Lender (or its Affiliate) shall have received payment of all amounts, if any, payable to it in connection with such termination or novation.

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11.15. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT AND IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.16. Waiver of Right to Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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11.17. USA PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act (as hereinafter defined) and Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Agent, as applicable, to identify Borrower in accordance with the PATRIOT Act. Borrower shall, promptly following a request by Agent or any Lender, provide all documentation and other information that Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer,” Beneficial Ownership Regulation and anti-money laundering rules and regulations, including the PATRIOT Act.

11.18. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower and each other Loan Party acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by Agent and the Arranger, are arm’s-length commercial transactions between Borrower and each other Loan Party, on the one hand, and Agent and the Arranger, on the other hand, (B) each of Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) Agent and the Arranger, each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, any other Loan Party, or any other Person and (B) neither Agent nor the Arranger has any obligation to Borrower and any other Loan Party with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, the other Loan Parties, and neither Agent nor the Arranger has any obligation to disclose any of such interests to Borrower or any other Loan Party. To the fullest extent permitted by law, each of Borrower and the other Loan Parties hereby waives and releases any claims that it may have against Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.19. Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

11.20. Concerning Swap Contracts. Until the Release Date, the benefit of the Collateral Documents and of the provisions of this Agreement relating to any collateral securing the Obligations shall also extend to and be available to any Swap Lenders which are counterparties to any Lender Swap Contract on a pro rata basis in respect of any obligations of Borrower or any of its Restricted Subsidiaries which arise under any such Lender Swap Contract; provided the benefits of this Agreement shall not apply to, and the Collateral Documents shall not secure, trades, confirmations and swap transactions which are entered into after such Lender ceases to be a Lender or such Affiliate ceases to be an Affiliate of such Lender under this Agreement. No Swap Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Lender Swap Contract, except with respect to Collateral to the extent, and only to the extent, set forth in the final paragraph of Section 11.01. All Lender Swap Contracts, if any, are independent agreements governed by the written provisions of said Lender Swap Contracts, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of the Loan or this Agreement, except as otherwise expressly provided in said Lender Swap Contract, and any payoff statement from any Lender relating to this Agreement shall not apply to said Lender Swap Contracts except as otherwise expressly provided in such payoff statement.

CREDIT AGREEMENT – Page 111

11.21. Concerning Cash Management Agreements. Until the Release Date, the benefit of the Collateral Documents and the provisions of this Agreement relating to any collateral securing the Obligations shall also extend to and be available to any Cash Management Party which is a party to a Secured Cash Management Agreement on a pro rata basis in respect of any obligations of Borrower or any of its Restricted Subsidiaries which may arise thereunder. The benefits of this Agreement shall not apply to, and the Collateral Documents shall not secure, the Cash Management Obligations of any Cash Management Party that ceases to be a Lender or an Affiliate of a Lender under this Agreement. No Cash Management Party shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any Secured Cash Management Agreement, except with respect to Collateral to the extent, and only to the extent, set forth in the final paragraph of Section 11.01. All Secured Cash Management Agreements, if any, are independent agreements governed by the written provisions of said Secured Cash Management Agreement, which remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of the Loan or this Agreement, except as otherwise expressly provided in said Secured Cash Management Agreement. Any payoff statement from any Lender relating to this Agreement shall not apply to a Secured Cash Management Agreement, except as otherwise expressly provided in said payoff statement.

11.22. Time of the Essence. Time is of the essence of the Loan Documents.

11.23. Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.24. Excluded Swap Obligations. Notwithstanding any other provisions of this Agreement or any other Loan Document, Obligations guaranteed by any Guarantor, or secured by the grant of any Lien by such Guarantor under any Collateral Document, shall exclude all Excluded Swap Obligations with respect to such Guarantor.

11.25. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

CREDIT AGREEMENT – Page 112

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

11.26. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

11.27. Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any amendment, repayment, refinancing, incremental, extension, loan modification or similar transaction permitted by the terms of this Agreement pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender and such cashless settlement shall be deemed to comply with any requirement hereunder or any other Loan Document or the DIP Order that such payment be made “in dollars,” “in immediately available funds,” “in cash” or any similar concept.

[This space is left intentionally blank. Signature pages follow.]

CREDIT AGREEMENT – Page 113

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

BORROWER

GULFPORT ENERGY CORPORATION

By:	/s/ Quentin R. Hicks
	Name:	Quentin R. Hicks
	Title:	Chief Financial Officer

CREDIT AGREEMENT – Page 114

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH
as a Lender

By:	/s/ Marc Graham
	Name:	Marc Graham
	Title:	Managing Director

CREDIT AGREEMENT – Page 115

PNC BANK NATIONAL ASSOCIATION, as a Lender

/s/ Christopher B. Gribble
Name:	Christopher B. Gribble
Title:	Senior Vice President

CREDIT AGREEMENT – Page 116

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Jo Linda Papadakis
	Name:	Jo Linda Papadakis
	Title:	Authorized Officer

CREDIT AGREEMENT – Page 117

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Tim Green
	Name:	Tim Green
	Title:	Director

CREDIT AGREEMENT – Page 118

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ David M. Bornstein
	Name:	David M. Bornstein
	Title:	Senior Vice President

CREDIT AGREEMENT – Page 119

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
	Name:	Sydney G. Dennis
	Title:	Director

CREDIT AGREEMENT – Page 120

Credit Suisse AG, Cayman Islands Branch
,
as a Lender

By:	/s/ Megan Kane
	Name:	Megan Kane
	Title:	Authorized Signatory

By:	/s/ Didier Siffer
	Name:	Didier Siffer
	Title:	Authorized Signatory

CREDIT AGREEMENT – Page 121

U.S. Bank National Association as a Lender

By:	/s/ Karen Boyer
	Name:	Karen Boyer
	Title:	SVP

CREDIT AGREEMENT – Page 122

Canadian Imperial Bank of Commerce, New York Branch, as a Lender

By:	/s/ Trudy Nelson
	Name:	Trudy Nelson
	Title:	Authorized Signatory

By:	/s/ Scott W. Danvers
	Name:	Scott W. Danvers
	Title:	Authorized Signatory

CREDIT AGREEMENT – Page 123

Zions Bancorporation, N.A. dba Amegy Bank, as a Lender

By:	/s/ Jill McSorley
	Name:	Jill McSorley
	Title:	Senior Vice President - Amegy Bank Division

CREDIT AGREEMENT – Page 124

ABN AMRO CAPITAL USA LLC, as a Lender

By:	/s/ Hugo Diogo
	Name:	Hugo Diogo
	Title:	Executive Director

By:	/s/ Michaela Braun
	Name:	Michaela Braun
	Title:	Executive Director

CREDIT AGREEMENT – Page 125

IBERIABANK, a Division of First Horizon Bank, as a Lender

By:	/s/ Blake Norris
	Name:	Blake Norris
	Title:	Vice President

CREDIT AGREEMENT – Page 126

BOKF, NA DBA BANK OF OKLAHOMA, as a Lender

By:	/s/ John Krenger
	Name:	John Krenger
	Title:	Vice President

CREDIT AGREEMENT – Page 127

Fifth Third Bank, National Association, as a Lender

By:	/s/ Michael Miller
	Name:	Michael Miller
	Title:	Vice President

CREDIT AGREEMENT – Page 128

ASSOCIATED BANK, N.A., as a Lender

By:	/s/ Timothy Brendel
	Name:	Timothy Brendel
	Title:	Senior Vice President

CREDIT AGREEMENT – Page 129

SPCP Group, LLC, as a Lender

By:	/s/ Stacey Hatch
	Name:	Stacey Hatch
	Title:	Authorized Signatory

SPCP Access Holdings, LLC, as a Lender

By:	/s/ Stacey Hatch
	Name:	Stacey Hatch
	Title:	Authorized Signatory

SPCP Institutional Group, LLC, as a Lender

By:	/s/ Stacey Hatch
	Name:	Stacey Hatch
	Title:	Authorized Signatory

CREDIT AGREEMENT – Page 132

Schedule 2.01(a)

Roll-Up

	LENDER	APPLICABLE PERCENTAGE	ROLL-UP LOAN AMOUNT
1	The Bank of Nova Scotia	12.857142857%	$20,250,000
2	PNC Bank, National Association	10.476190476%	$16,500,000
3	JPMorgan Chase Bank, N.A.	9.357142857%	$14,737,500
4	Wells Fargo Bank, National Association	9.357142857%	$14,737,500
5	KeyBank National Association	8.500000000%	$13,387,500
6	Barclays Bank PLC	7.452380952%	$11,737,500
7	Credit Suisse AG, Cayman Islands Branch	6.500000000%	$10,237,500
8	U.S. Bank National Association	6.500000000%	$10,237,500
9	Canadian Imperial Bank of Commerce, New York Branch	5.000000000%	$7,875,000
10	Zions Bancorporation, N.A. dba Amegy Bank	5.000000000%	$7,875,000
11	ABN AMRO Capital USA LLC	3.500000000%	$5,512,500
12	IberiaBank	3.500000000%	$5,512,500
13	BOKF, NA dba Bank of Oklahoma	3.500000000%	$5,512,500
14	Fifth Third Bank, National Association	3.500000000%	$5,512,500
15	Associated Bank, N.A.	3.000000000%	$4,725,000
16	Morgan Stanley Senior Funding, Inc.	2.000000000%	$3,150,000
	Total	100.000000000%	$157,500,000

EXHIBIT A, Form of Loan Notice – Solo Page

Schedule 2.01(b)

Commitments and Applicable Percentages

	LENDER	APPLICABLE PERCENTAGE	NEW MONEY LOAN COMMITMENT
1	The Bank of Nova Scotia	12.857142857%	$13,500,000
2	PNC Bank, National Association	10.476190476%	$11,000,000
3	JPMorgan Chase Bank, N.A.	9.357142857%	$9,825,000
4	Wells Fargo Bank, National Association	9.357142857%	$9,825,000
5	KeyBank National Association	8.500000000%	$8,925,000
6	Barclays Bank PLC	7.452380952%	$7,825,000
7	Credit Suisse AG, Cayman Islands Branch	6.500000000%	$6,825,000
8	U.S. Bank National Association	6.500000000%	$6,825,000
9	Canadian Imperial Bank of Commerce, New York Branch	5.000000000%	$5,250,000
10	Zions Bancorporation, N.A. dba Amegy Bank	5.000000000%	$5,250,000
11	ABN AMRO Capital USA LLC	3.500000000%	$3,675,000
12	IberiaBank	3.500000000%	$3,675,000
13	BOKF, NA dba Bank of Oklahoma	3.500000000%	$3,675,000
14	Fifth Third Bank, National Association	3.500000000%	$3,675,000
15	Associated Bank, N.A.	3.000000000%	$3,150,000
16	Morgan Stanley Senior Funding, Inc.	2.000000000%	$2,100,000
	Total	100.000000000%	$105,000,000

EXHIBIT A

FORM OF LOAN NOTICE

Date: __________, ____

To:	The Bank of Nova Scotia, as Agent

Ladies and Gentlemen:

Reference is made to that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of November 17, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Gulfport Energy Corporation, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and The Bank of Nova Scotia, as Administrative Agent and L/C Issuer.

The undersigned hereby requests (select one):

☐ A Borrowing of Loans                        ☐ A conversion or continuation of Loans

1.	On _______________________________________ (a Business Day).

2.	In the amount of $_______________.

3.	Comprised of __________________________________.

[Type of Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of ____________ months.

The undersigned certifies that he/she is the [_] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower, and further certifies, solely in his/her official capacity and not in any personal capacity, the following:

A. The Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01(b) of the Agreement.

B. [The conditions specified in Sections 5.02(a), (b), (e), (f), (g), and (j) of the Agreement have been satisfied on and as of the date of such Borrowing.]1

GULFPORT ENERGY CORPORATION

By:
Name:
Title:

[1]	Certification not required for a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans).

EXHIBIT B

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby promises to pay to __________________________ or registered assigns (“Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to Borrower under that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of November 17, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Borrower, the Lenders from time to time party thereto, and The Bank of Nova Scotia, as Administrative Agent and L/C Issuer.

Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor, non-payment, notice of intent to accelerate and notice of acceleration of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

GULFPORT ENERGY CORPORATION

By:
Name:
Title:

EXHIBIT B, Form of Note – Solo Page

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ____________,

To:	The Bank of Nova Scotia, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of November 17, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Gulfport Energy Corporation, a ______________________ corporation (“Borrower”), the Lenders from time to time party thereto, and The Bank of Nova Scotia, as Administrative Agent and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ____________________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Agent on the behalf of Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 7.01(a) of the Agreement for the fiscal year of Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(b) of the Agreement for the fiscal quarter of Borrower ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all its Obligations under the Loan Documents, and

EXHIBIT C, Form of Compliance Certificate – Page 1

[select one:]

[to the best knowledge of the undersigned during such fiscal period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of Borrower contained in Article VI of the Agreement, and/or any representations and warranties of Borrower or any other Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________________________, _________________.

GULFPORT ENERGY CORPORATION

By:
Name:
Title:

EXHIBIT C, Form of Compliance Certificate – Page 2

EXHIBIT D

FORM OF
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ___________________________

2.	Assignee: ___________________________ ; and is an Affiliate/Approved Fund of [Identify Lender]

3.	Borrower(s): Gulfport Energy Corporation

4.	Administrative Agent: The Bank of Nova Scotia, as the administrative agent under the Credit Agreement

5.	Credit Agreement: Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of November 17, 2020, among Gulfport Energy Corporation, the Lenders from time to time party thereto, and The Bank of Nova Scotia, as Administrative Agent and L/C Issuer, as amended, restated, extended, supplemented or otherwise modified in writing from time to time

EXHIBIT D, Form of Assignment and Assumption – Page 1

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans
	$	$		%
	$	$		%
	$	$		%

7.	[Trade Date: ________________________]

Effective Date: ________________, 20_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

EXHIBIT D, Form of Assignment and Assumption – Page 2

Consented to and Accepted:

The Bank of Nova Scotia,

as Administrative Agent

By:
Name:
Title:

EXHIBIT D, Form of Assignment and Assumption – Page 3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of Section 11.06(b) under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and the most recent Reserve Report delivered pursuant to Section 7.02 thereof, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such title information and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Agent or any other Lender and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT D, Form of Assignment and Assumption – Page 4

EXHIBIT E

INTERIM ORDER

[Attached]

EXHIBIT E, [Reserved] – Solo Page

EXHIBIT F

[Reserved]

EXHIBIT F, [Reserved] – Solo Page

EXHIBIT G

[Reserved]

EXHIBIT G, [Reserved] – Solo Page

EXHIBIT H

[Reserved]

EXHIBIT H, [Reserved] – Solo Page

EXHIBIT I

[Reserved]

EXHIBIT I, [Reserved] – Solo Page

EXHIBIT J

[Reserved]

EXHIBIT J, [Reserved] – Solo Page

EXHIBIT K-l

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN LENDERS THAT ARE NOT PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of November 17, 2020, among GULFPORT ENERGY CORPORATION, the Lenders from time to time party thereto, and THE BANK OF NOVA SCOTIA, as Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or Form W-8BEN-E (or applicable successor IRS Form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________________ ___, 20[ ]

EXHIBIT K-1, Form of U.S. Tax Compliance Certificate – Solo Page

EXHIBIT K-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN PARTICIPANTS THAT ARE NOT PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of November 17, 2020, among GULFPORT ENERGY CORPORATION, the Lenders from time to time party thereto, and THE BANK OF NOVA SCOTIA, as Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or Form W-8BEN-E (or applicable successor IRS Form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________________ ___, 20[ ]

EXHIBIT K-2, Form of U.S. Tax Compliance Certificate – Solo Page

EXHIBIT K-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN LENDERS THAT ARE PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of November 17, 2020, among GULFPORT ENERGY CORPORATION, the Lenders from time to time party thereto, and THE BANK OF NOVA SCOTIA, as Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or Form W-8BEN-E (or applicable successor IRS Form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________________ ___, 20[ ]

EXHIBIT K-3, Form of U.S. Tax Compliance Certificate – Solo Page

EXHIBIT K-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN PARTICIPANTS THAT ARE PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of November 17, 2020, among GULFPORT ENERGY CORPORATION, the Lenders from time to time party thereto, and THE BANK OF NOVA SCOTIA, as Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________________ ___, 20[  ]

EXHIBIT K-4, Form of U.S. Tax Compliance Certificate – Solo Page